Exhibit 10.1

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                               PURCHASE AGREEMENT

                                      among

                           ARM FINANCIAL GROUP, INC.,

                            INTEGRITY HOLDINGS, INC.

                                       and

                 THE WESTERN AND SOUTHERN LIFE INSURANCE COMPANY

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                                December 17, 1999

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                                TABLE OF CONTENTS

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ARTICLE 1      DEFINITIONS.............................................2

ARTICLE 2      SALE AND PURCHASE......................................12
       2.1     Acquired Assets........................................12
       2.2     Contract Assumption....................................13
       2.3     Assumed and Excluded Liabilities.......................13
       2.4     Purchase Price.........................................13
       2.5     Payment of Purchase Price..............................13
       2.6     Ancillary Agreements...................................13
       2.7     Closing Deliveries.....................................13
       2.8     Closing; Closing Date..................................14
       2.9     Adjusted Purchase Price................................14
       2.10    Surplus Adjustment.....................................15
       2.11    Asset Liquidation Adjustment...........................18
       2.12    Indemnification Adjustment.............................21
       2.13    Distributions from Escrow on Final Accounting..........24
       2.14    Distribution From Escrow on Escrow Termination Date....25
       2.15    Intercompany Adjustment................................25

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF SELLER...............25
       3.1     Organization...........................................25
       3.2     Capitalization.........................................26
       3.3     Authorization; Binding Agreement.......................26
       3.4     Noncontravention.......................................27
       3.5     Governmental Approvals.................................27
       3.6     Insurance Statements...................................28
       3.7     No Undisclosed Liabilities.............................28
       3.8     Litigation, Judgments, No Default, Etc.................28
       3.9     Tax Matters............................................29
       3.10    Employee Benefit Plans.................................31
       3.11    Finders and Investment Bankers.........................32
       3.12    Collective Bargaining Agreements.......................32
       3.13    Insurance..............................................32
       3.14    Intellectual Property..................................32
       3.15    Compliance with Law....................................33
       3.16    Licenses and Permits...................................33
       3.17    Value of Securities....................................34
       3.18    Contracts..............................................34
       3.19    Title to Assets........................................34
       3.20    Transactions with Certain Persons......................35
       3.21    Reinsurance and Retrocessions..........................35
       3.22    Environmental Laws.....................................35
       3.23    No Material Adverse Change.............................36
       3.24    Insurance Business.....................................36
       3.25    Title to Assets; Sufficiency...........................38
       3.26    Government Regulation - Investment Advisers............39


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                                                                    Page
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       3.27    Government Regulation - Investment Company.............39
       3.28    Government Regulation - Broker-Dealer..................41
       3.29    Government Regulation - Reports........................41
       3.30    Government Regulation - Commodities and Futures........41
       3.31    Code of Ethics.........................................42
       3.32    Separate Accounts......................................42
       3.33    Materiality............................................42

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF
               PURCHASER..............................................42
       4.1     Organization...........................................42
       4.2     Authorization; Binding Agreement.......................43
       4.3     Noncontravention.......................................43
       4.4     Governmental Approvals.................................43
       4.5     Finders and Investment Bankers.........................44
       4.6     Financing..............................................44

ARTICLE 5      COVENANTS .............................................44
       5.1     Conduct of Business of the Insurance Subsidiaries......44
       5.2     Access and Information.................................46
       5.3     Reasonable Best Efforts; Additional Actions............46
       5.4     Overbid Procedures.....................................48
       5.5     Bankruptcy Actions.....................................50
       5.6     Public Announcements...................................50
       5.7     Certain Employee Matters...............................51
       5.8     Tax - 338(h)(10).......................................52
       5.9     Escrow As Sole Remedy..................................52
       5.10    Unfair burden..........................................52

ARTICLE 6      CONDITIONS.............................................52
       6.1     Conditions to Each Party's Obligations.................52
       6.2     Conditions to Obligation of Purchaser..................53
       6.3     Conditions to Obligation of Seller.....................54
       6.4     Frustration of Closing Conditions......................54

ARTICLE 7      TERMINATION............................................55
       7.1     Termination............................................55
       7.2     Procedure for and Effect of Termination................56
       7.3     Termination Fee; Expense Reimbursement.................56

ARTICLE 8      MISCELLANEOUS..........................................58
       8.1     Amendment and Modification.............................58
       8.2     Waiver of Compliance; Consents.........................58
       8.3     Survival...............................................58
       8.4     Notices................................................59
       8.5     Assignment.............................................59
       8.6     Expenses...............................................60
       8.7     Governing Law..........................................60


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                                                                    Page
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       8.8     SUBMISSION TO JURISDICTION, VENUE; WAIVER OF
               JURY TRIAL.............................................60
       8.9     Counterparts...........................................60
       8.10    Interpretation.........................................60
       8.11    Entire Agreement.......................................60
       8.12    No Third Party Beneficiaries...........................61
       8.13    Schedules..............................................61
       8.14    No Implied Representations.............................61


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SCHEDULES

Schedule 2.1      -     Acquired Assets
Schedule 2.2      -     Assumed Contracts
Schedule 2.11(a)  -     CBO Equity
Schedule 2.3      -     Assumed Liabilities
Schedule 3.1      -     Organization
Schedule 3.2      -     Capitalization
Schedule 3.4      -     Consents
Schedule 3.5      -     Government Approvals
Schedule 3.6      -     Insurance Statements
Schedule 3.7      -     No Undisclosed Liabilities
Schedule 3.8      -     Pending Company Litigation
Schedule 3.9      -     Tax Matters
Schedule 3.10(a)  -     Employee Benefit Plans
Schedule 3.10(c)  -     Plan Compliance
Schedule 3.10(d)  -     Post-Employment Benefits
Schedule 3.13     -     Insurance Claims
Schedule 3.14     -     Intellectual Property
Schedule 3.15     -     Compliance With Laws
Schedule 3.16     -     Required Licenses
Schedule 3.18     -     Contracts
Schedule 3.19     -     Title to Assets
Schedule 3.20     -     Transactions with Certain Persons
Schedule 3.21     -     Reinsurance and Retrocessions
Schedule 3.22     -     Environmental Laws
Schedule 3.23     -     No Material Adverse Change
Schedule 3.26     -     Government Regulation-- Investment Advisors
Schedule 3.27     -     Government Regulation-- Investment Company
Schedule 3.28     -     Government Regulation-- Broker-Dealer
Schedule 3.29     -     Government Regulation-- Transfer Agent
Schedule 3.32     -     Government Regulation-- Code of Ethics
Schedule 5.1      -     Conduct of Business
Schedule 6.2(g)   -     Closing Condition Employment Agreements

Exhibit A         -     Form of Section 363/365 Order
Exhibit B         -     Form of Escrow Agreement
Exhibit C         -     Form of Transitional Services Agreement
Exhibit D         -     Asset List
Exhibit E         -     Insurance Subsidiary Release


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                               PURCHASE AGREEMENT

            PURCHASE AGREEMENT, dated as of December 17, 1999 (the "Agreement"), among The Western and Southern Life Insurance Company, a mutual insurance company domiciled in Ohio (the "Purchaser"), ARM FINANCIAL GROUP, INC., a Delaware corporation ("ARM"), and INTEGRITY HOLDINGS, INC., a Delaware corporation and a wholly-owned subsidiary of ARM, (the "Insurance Holdco" and, together with ARM, the "Seller").

            The Insurance Holdco is the beneficial and record owner of all of the issued and outstanding shares of capital stock of Integrity Life Insurance Company, an Ohio stock life insurance company ("Integrity"). Integrity is the beneficial and record owner of all of the issued and outstanding capital stock of National Integrity Life Insurance Company, a New York stock life insurance company ("National" and, together with Integrity, the "Insurance Subsidiaries").

            The Insurance Subsidiaries are engaged in the asset accumulation business, including the retail marketing of retirement savings and investment products (which include a variety of fixed, indexed and variable annuities sold through various distribution channels, including independent broker-dealers, agents, stockbrokers and financial institutions) (collectively, the "Acquired Business").

            Each of ARM and the Insurance Holdco intends to file a voluntary petition (collectively, the "Petitions") for relief under chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), commencing a case (the "Chapter 11 Case") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

            Purchaser wishes to purchase from the Insurance Holdco, and the Insurance Holdco wishes to sell to Purchaser, all of the issued and outstanding shares of capital stock of Integrity (collectively, the "Shares"), all in the manner and subject to the terms and conditions set forth herein and in accordance with, among other provisions, section 363 of the Bankruptcy Code.

            Purchaser also wishes to purchase certain other assets of Seller that are utilized by the Insurance Subsidiaries in the Acquired Business and to assume certain related liabilities from Seller, all in the manner and subject to the terms and conditions set forth herein and in accordance with, among other provisions, sections 363 and 365 of the Bankruptcy Code.

                  The Shares and such other related assets will be sold pursuant to an order of the Bankruptcy Court approving such sale under section 363 of the Bankruptcy Code, and such sale will include the assumption and assignment of certain executory contracts

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and unexpired leases and liabilities thereunder under section 365 of the
Bankruptcy Code, and otherwise in accordance herewith. A copy of such proposed order is attached hereto as Exhibit A.

            Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit or Schedule shall have the meaning ascribed to such term in this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For the purposes of this Agreement, the following terms have the following meanings:

            "Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person (the term "control," for purposes of this definition, meaning the power to direct or cause the direction of the management or policies of the controlled Person).

            "Appraisal Firm" means an appraisal firm mutually selected by Seller and Purchaser or, if Seller and Purchaser cannot agree on such selection, a nationally recognized appraisal firm that is not an Affiliate of Seller or Purchaser.

            "Bankruptcy Rules" means the rules and regulations promulgated under the Bankruptcy Code or otherwise applicable in the Bankruptcy Court.


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            "Business Day" means every day other than a Saturday or Sunday or upon which banks in New York, New York are authorized or required by law to close. Any reference herein to "hours" shall mean normal business hours in a Business Day.

            "Carrying Value" means, with respect to any Security as of any date, the value of such Security as would be required to be reported under SAP in statutory financial statements prepared as of such date, which in the case of any general account assets is the amortized book value of such Security and in the case of any separate account assets is the Fair Value of such Security, in each case as adjusted from time to time pursuant to Section 2.11(a).

            "Environmental Laws" means any applicable law which relates to or otherwise imposes liability or standards of conduct concerning environmental protection, health and safety of persons, discharges, emissions, releases or threatened releases of any noises, odors or Hazardous Materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, as amended, the Occupational Safety and Health Act, as amended, the Resource Conversation and Recovery Act, as amended, the Toxic Substance Control Act, as amended, the Federal Water Pollution Control Act, as amended, the Clean Water Act, as amended, any so-called "Superlien" law, and any other similar federal, state or local law.

            "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law.

            "Equitable" means The Equitable Life Assurance Society of the United States.

            "Equitable Contribution" means all Liabilities of Seller undertaken in the GenAm/Equitable Settlement Agreement in consideration for the payment of $2,000,000 by Equitable at Closing pursuant to, and in accordance with, the GenAm/Equitable Settlement Agreement.

            "Escrow Parties" means Seller, Purchaser, the Insurance Subsidiaries, GenAm, Equitable and the Escrow Agent.

            "Escrow Rate" means, as of any date, the average return on investment of the Escrow Account from the Closing Date through such date, as determined in good faith by the Escrow Agent.

            "Escrow Termination Date" means the date that is the earliest of (a) the date on which all funds in the Escrow Account have been distributed in accordance with


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the Escrow Agreement and no funds remain in the Escrow Account; (b) the date that is the 18 month anniversary of the Closing Date, if there are no Pending Indemnity Claims as of such date; or (c) the first date following such 18 month anniversary on which there are no Pending Indemnification Claims.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Excluded Items" means, with respect to the preparation of the Preliminary Balance Sheet and the calculation of Final Statutory Surplus in accordance with Section 2.10, the following items, but only to the extent any such item would, but for its exclusion in accordance herewith, impact the calculation of the Purchase Price adjustment under Section 2.9(a):

                  (a) the capital contribution of Seller referred to in Section 6.2(d);

                  (b) the consummation of the transactions contemplated by the Settlement Agreements referred to in Section 6.1(c);

                  (c) the assignment and assumption of the Assumed Contracts in accordance with Section 2.2;

                  (d) the assumption of the Assumed Plans pursuant to clause
(i)-(iii) of Section 5.7(b);and

                  (e) any payments prior to Closing made in respect of the Stay-Pay Incentive Arrangement referred to in Section 5.7(b)(ii).

            "Fair Value" means, with respect to any Security as of any date, the price at which such Security is likely to be sold in an arm's-length transaction between a willing and able purchaser and willing and able seller, neither of which is an Affiliate of the other and neither of which is under any compulsion to enter into such transaction, based on the market conditions prevailing as of such date.

            "Final Balance Sheet" shall mean the Preliminary Final Balance Sheet, as agreed to under Section 2.10(b) and as may be adjusted in the dispute resolution process under Section 2.10(c).

            "Final Indemnity Order" means, with respect to any Indemnity Dispute, a Final Order in respect of such Indemnity Dispute.

            "Final Order" means an order or a judgment of a court of competent jurisdiction which has not been reversed or stayed and as to which (i) the time to appeal or


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seek review, rehearing or certiorari has expired and (ii) no appeal or petition for review, rehearing or certiorari is pending.

            "Final Statutory Surplus" means the Statutory Surplus of the Insurance Subsidiaries plus the Asset Valuation Reserves of the Insurance Subsidiaries, in each case as reflected in the Final Balance Sheet, which shall exclude the Excluded Items.

            "Fully-Satisfied" means, with respect to any Indemnity Claim set forth in a Claims Notice as of any date, that all amounts required hereunder to be paid in respect thereof have been paid in full in accordance herewith and that any Indemnity Dispute in respect of such Indemnity Claim has been resolved as of such date, as evidenced by an Indemnity Settlement Notice or an Indemnity Judgment Notice delivered in connection with any such Indemnity Dispute.

            "GAAP" means generally accepted accounting principles in the United States.

            "GenAm" means, collectively, Gen America Corporation, a Missouri corporation, and General American Life Insurance Company, a stock insurance company domiciled in Missouri.

            "GenAm Contribution" means all Liabilities of Seller undertaken in the GenAm/Equitable Settlement Agreement in consideration for the release, settlement and discharge of the Swap Claim (as defined in the GenAm/Equitable Settlement Agreement) and the payment of $2,000,000 by GenAm at Closing pursuant to, and in accordance with, the GenAm/Equitable Settlement Agreement.

            "GenAm Option Agreement" means the Option Agreement, to be dated as of the Closing Date between Purchaser and GenAm, as contemplated by the GenAm/Equitable Settlement Agreement and in a form reasonably acceptable to such parties.

            "GenAm/Equitable Settlement Agreement" means the Settlement Agreement, dated as of December 1, 1999, among Purchaser, Seller, Integrity, National Integrity, GenAm, Metropolitan Life Insurance Company and Equitable.

            "Hazardous Material" means any (i) hazardous substance, toxic substance, hazardous waste or pollutant (as such terms are defined by or within the meaning of any Environmental Law), (ii) material or substance which is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law (iii) petroleum, crude oil or fraction thereof, (iv) asbestos-containing material, (v) polychlorinated biphenyls, (vi) lead-based paint or (vii) radioactive material.


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            "Historical Statutory Surplus" means an amount equal to the
Statutory Surplus of the Insurance Subsidiaries plus the Asset Valuation Reserves of the Insurance Subsidiaries in each case as reflected in the September 30 Insurance Statements; provided, that, for purposes of Section 2.10(d), such amount shall be increased by $2,200,000.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

            "Institutional Business" means the institutional business arrangements of the Insurance Subsidiaries as described in the SEC Filings.

            "Institutional Liabilities" means any Liabilities of the Insurance Subsidiaries incurred in respect of the Institutional Business.

            "Intercompany Payables" means any Liabilities owed to Seller or any of its Affiliates (other than the Insurance Subsidiaries) by either of the Insurance Subsidiaries in the ordinary course of business (other than Liabilities in respect of this Agreement or the transactions contemplated hereby).

            "Intercompany Receivables" means any Liabilities owed to either Insurance Subsidiary by Seller or any of its Affiliates (other than the Insurance Subsidiaries) in the ordinary course of business (other than Liabilities in respect of this Agreement or the transactions contemplated hereby).

            "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended.

            "Investment Company Act" means the Investment Company Act of 1940, as amended.

            "Knowledge of Seller" means the actual knowledge of Dennis L. Carr, John R. Lindholm, John R. McGeeney, William H. Panning or Edward L. Zeman.

            "Liabilities" means, with respect to any Person as of any time, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind that if known would be required to be set forth on a balance sheet of such Person as at such time prepared in accordance with SAP or individually, collectively, specifically or generally to be included in the notes to such balance sheet.

            "Lien" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any stockholder or similar agreement or any similar lien or encumbrance.


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

            "Material Adverse Effect" means a material adverse effect on (a) the business, financial condition or results of operations of the Insurance Subsidiaries taken as a whole, other than any such effect resulting directly from (i) the transactions contemplated hereby (including, without limitation, the Chapter 11 Case), the Ohio Department of Insurance order of supervision, or the public announcement of either of such events, including any reductions in the workforce, any increases in the amount or rate of retail lapses, surrenders or withdrawals, any declines in the amount or rate of retail sales, or losses of state insurance licenses to do business that can reasonably be restored within a six month period, which in each case are primarily attributable to or primarily result from such transaction, order or announcement thereof, (ii) any change in economic conditions affecting the life insurance or financial services industries in the United States generally (including interest rates) or the fixed income securities markets generally (including any effects on the Insurance Subsidiaries' fixed income securities portfolio, equity, statutory surplus, earnings or earnings expectations attributable to or resulting from any such change), (iii) any act or omission of Seller or any of the Insurance Subsidiaries taken with the prior consent of Purchaser pursuant to Article 5,
(iv) any action taken by, or omission of, Seller or any of the Insurance Subsidiaries at the specific request of Purchaser, (v) any liquidation by the Insurance Subsidiaries of investment securities or other assets for the purpose of satisfying liquidity needs or as contemplated hereby, (vi) with respect to the Insurance Subsidiaries, any downgrade, modification, qualification or lowering of, or any "watch" effected with respect to, any rating assigned to the Insurance Subsidiaries or their securities or financial condition by any rating organization or agency, (vii) any effect, event, occurrence, circumstance, change or development described in any SEC Filing or any of the Insurance Statements filed prior to the date hereof, or (viii) any change in the value, liquidity or condition of the Securities, or (b) the ability of Seller to consummate the transactions contemplated hereby. The parties agree that solely for purposes of Section 6.2(f), a Material Adverse Effect shall be deemed to have occurred if the Statutory Surplus of the Insurance Subsidiaries as of the month-end immediately prior to Closing (calculated in all material respects in the manner contemplated hereunder for the calculation of Final Statutory Surplus) is less than Historical Statutory Surplus by more than $10,000,000 other than as a result of any matter described in clauses (i) - (viii) above or as a result of an increase in credit risk or defaults of any issuers of any assets in the portfolio of the Insurance Subsidiaries.

            "Net Intercompany Balance" means the Intercompany Receivables less the Intercompany Payables as of the Closing Date, in each case as reflected in the Final Balance Sheet.

            "Net Realized Loss Balance" means, as of any date, an amount equal to the Carrying Value, as reflected on the Asset List as adjusted from time to time in accordance with Section 2.11(a), of all Securities sold (or deemed to have been sold pursuant to Section 2.11) by the Advisor on or prior to such date, less the sum of (a) the aggregate Net Sale Proceeds of any such Securities on or prior to such date, as reflected in each Interim Accounting and Final Accounting required to be submitted by the Advisor


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

pursuant to Section 2.11 on or prior to the second Business Day following such date, (b) the aggregate Net Sale Proceeds with respect to any such Securities that are deemed to have been sold on or prior to such date pursuant to Section 2.11, and (c) any Loss Payment previously paid to Purchaser pursuant to Section
2.11 on or prior to such date.

            "Net Sale Proceeds" means, with respect to any Securities, the sum of (i) the actual sale price of any such Security or the price at which such Security is deemed sold pursuant to Section 2.11, plus (ii) any prepayments prior to any such sale or deemed sale of the principal amount of such Security, minus (iii) the Advisor's fee on the sale of such Security, and minus (iv) any portion of the sales or deemed sales price of such Security attributable to accrued interest on such Security that is not reflected in the Carrying Value of such Security (as calculated pursuant to Section 2.11(a)).

            "Pending Indemnity Claim" means, as of any date, any Indemnity Claim that has not been Fully-Satisfied on or prior to such date.

            "Person" means an individual, corporation, joint venture, partnership, trust, unincorporated association, government or any department or agency thereof or other entity.

            "Petition Date" means the date on which the Petitions are filed with the Bankruptcy Court.

            "Purchaser Material Adverse Effect" means an effect that materially and adversely affects (a) the assets, Liabilities, business, financial condition or results of operations of Purchaser and its Subsidiaries taken as a whole or
(b) the ability of Purchaser to consummate the transactions contemplated hereby.

            "Ratable Share" means, with respect to GenAm, 94.6959% and, with respect to Equitable, 5.3041%.

            "SEC Filings" means any and all filings made by Seller with the Securities and Exchange Commission on or prior to the date hereof, including, without limitation, Seller's Annual Report on Form 10-K for the year ended December 31, 1998, proxy statements relating to all meetings of Seller's stockholders (whether annual or special) and all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

            "Section 363/365 Motion" means the motion to be filed by Seller in the Chapter 11 Case seeking entry of the Section 363/365 Order.

            "Section 363/365 Order" means an order of the Bankruptcy Court, in substantially the form attached hereto as Exhibit A.

            "Selection Procedures" shall mean, in connection with any determination to be made by an Appraisal Firm hereunder, an Appraisal Firm selected by Purchaser and Seller or, if Purchaser and Seller do not agree on such selection, the selection of an Appraisal Firm by two other Appraisal Firms, one selected by Seller and the other selected by Purchaser, in each case as specified in a written notice to the other party; provided, that each of Seller and Purchaser instruct the Appraisal Firm selected by it to select the third Appraisal Firm on or prior to the third Business Day that is prior to the date upon which the Appraisal Firm must be selected and engaged in accordance with
Section 2.11; provided, further, that if either Seller or Purchaser fails to notify the other of its selection of an Appraisal Firm within ten Business Days following receipt of written notice of the other party's selection, the determination shall be rendered by the Appraisal Firm named by such other party in such notice.

            "Settlement Agreements" means, collectively, (i) the GenAm/Equitable Settlement Agreement, (ii) the Settlement Agreement, dated as of December 1, 1999, among Seller, Integrity, Bank One, NA (formerly known as The First National Bank of Chicago) and International Securitization Corporation and (iii) that certain confidential settlement agreement with another former institutional client of the Insurance Subsidiaries pursuant to which the principal owed by Integrity to such client shall be reduced from $16.4 million to $12 million in certain circumstances (it being understood that the settlement agreement referred to in clause (iii) shall not be deemed consummated hereunder unless such principal reduction occurs on or prior to Closing).

            "Statutory Surplus of the Insurance Subsidiaries" means the statutory capital and surplus, as determined under SAP, of Integrity (including its equity in National).

            "Subsidiary" means, with respect to any Person, each entity as to which such Person directly or indirectly owns beneficially or has the power to vote, or to exercise a controlling influence with respect to, 50% or more of the voting securities or of any class of such entity the holders of which are ordinarily entitled to vote for the election of directors (or Persons performing similar functions) of such entity.

            "Tax" or "Taxes" means all taxes, fees, levies, duties, tariffs, imports and other charges of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, value added, property or windfall profits taxes, capital stock, payroll, employment social security, workers' compensation, net worth, excise, withholding, stamp transfer, gains, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental or taxing authority, domestic or foreign.

            "Tax Authority" means the Internal Revenue Service and any other Governmental Entity responsible for the administration of any Tax.

            "Tax Return" means any return, report or statement required to be filed with any governmental authority with respect to Taxes.

                                CROSS-REFERENCES

            Each of the following terms shall have the meanings ascribed to them in the Section set forth opposite such term.

Acquired Assets......................................................2.1
Acquired Business...............................................Recitals
Advisor..............................................................2.9
Affiliated Group.....................................................3.9
Aggregate Reserve Amount............................................2.12
Agreement.......................................................Recitals
Alternative Transaction..............................................7.3
Appraisal...........................................................2.11
Appraised Price.....................................................2.11
Appraised Securities................................................2.11
Approved Indemnity Amount...........................................2.12
Approved Indemnity Payment Notice...................................2.12
ARM.............................................................Recitals
Asset Sale Closing..................................................2.11
Asserted Third Party Liability......................................2.12
Asset List...........................................................2.9
Asset Sale Notice...................................................2.11
Associated Person...................................................3.30
Assumed Contracts....................................................2.2
Assumed Liabilities..................................................2.3
Assumed Plans........................................................5.7
Bankers.............................................................3.11
Bankruptcy Code.................................................Recitals
Bankruptcy Court................................................Recitals
Broker Dealer...................................................Recitals
CBO Equity.......................................................2.11(a)
Chapter 11 Case.................................................Recitals
Claimed Amount......................................................2.12
Claims Notice.......................................................2.12
Closing..............................................................2.8
Closing Date.........................................................2.8
Code.................................................................3.9
Confidentiality Agreement............................................5.2
Contracts...........................................................3.18
Contracts and Other Agreements.......................................3.4

Conveyance Documents.................................................2.8
CPA-Determined Differences..........................................2.10
CPA Firm............................................................2.10
CPA Reserve Determination...........................................2.12
Disputed Securities.................................................2.11
Election ............................................................5.8
Employees............................................................5.7
Ending Loss Balance.................................................2.11
Equitable Limit.....................................................2.13
ERISA...............................................................3.10
ERISA Affiliate.....................................................3.10
Escrow Account.......................................................2.6
Escrow Agent.........................................................2.6
Escrow Agreement.....................................................2.6
Expenses.............................................................7.3
Final Accounting....................................................2.11
Final Accounting Date...............................................2.11
Final Accounting Payment Date.......................................2.11
Final Liquidation Adjustment........................................2.11
Final Liquidation Adjustment Payment Date...........................2.11
First Equitable Payment Amount......................................2.13
First GenAm Payment Amount..........................................2.13
Funds...............................................................3.29
GenAm Limit.........................................................2.13
GenAm Swap Claim....................................................2.13
Good Faith Deposit...................................................2.6
Governmental Entity..................................................3.5
Increased Surplus Adjustment........................................2.10
Indemnified Parties..................................................7.2
Indemnifiable Loss..................................................2.12
Indemnity Claim.....................................................2.12
Indemnity Dispute...................................................2.12
Indemnity Judgment Notice...........................................2.12
Indemnity Settlement Amount.........................................2.12
Indemnity Settlement Notice.........................................2.12
Insurance Holdco................................................Recitals
Insurance Products..................................................3.26
Insurance Statements.................................................3.6
Insurance Subsidiaries..........................................Recitals
Insurance Subsidiary Employees.......................................5.7
Integrity.......................................................Recitals
Intellectual Property...............................................3.14
Interim Accounting..................................................2.11
Investment Company Act..............................................3.29

IRS.................................................................3.10
Legal Requirements...................................................3.4
Liquidation Adjustment Certificate..................................2.11
Loss Payment........................................................2.11
Loss Payment Notice.................................................2.11
Loss Payment Reimbursement..........................................2.11
Losses...............................................................2.9
Minimum Price.......................................................2.11
National........................................................Recitals
New Fund Agreements.................................................3.35
Offer Price.........................................................2.11
Offered Security....................................................2.11
Orders...............................................................3.8
Overbid..............................................................5.4
Overbid Event........................................................7.3
Overbid Procedures Order.............................................5.4
PBGC................................................................3.10
Pending Claim Reserve Amount........................................2.12
Person Associated with an Investment Advisor........................3.28
Petition........................................................Recitals
Plans...............................................................3.10
Preliminary Final Balance Sheet.....................................2.10
Purchase Price.......................................................2.4
Purchaser.......................................................Recitals
Purchaser Indemnified Party..........................................2.9
Purchaser Notice....................................................2.11
Reduced Surplus Adjustment..........................................2.10
Reserve Certificate.................................................2.12
Response Notice.....................................................2.12
Required Licenses...................................................3.16
Requisite Regulatory Approvals.......................................6.1
Resolved Surplus Objections.........................................2.10
Retention Option....................................................2.11
SAP..................................................................3.6
Section 363/365 Hearing..............................................5.4
Securities...........................................................2.9
Seller..........................................................Recitals
Sell-Off Period.....................................................2.11
Separate Accounts...................................................3.32
September 30 Insurance Statements....................................3.6
Surplus Adjustment Certificate......................................2.10
Surplus Adjustment Notice...........................................2.10
Surplus Adjustment Payment Date.....................................2.10
Surplus Differences.................................................2.10

Surplus Disagreement Notice.........................................2.10
Surplus Review Period...............................................2.10
Shares..........................................................Recitals
Termination Fee......................................................7.3
Third Party.........................................................2.11
Third Party Claims Notice...........................................2.12
Transitional Services Agreement......................................2.6
Transferred Employees................................................5.7
Value Confidentiality Agreement.....................................2.11

                                    ARTICLE 2

                                SALE AND PURCHASE

            2.1 Acquired Assets. On the terms and subject to the conditions set forth in this Agreement and the Section 363/365 Order, at the Closing, Seller shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller's rights, title, and interests in, to and under all of the Acquired Assets, wherever located, whether tangible or intangible, as the same shall exist on the Closing Date, such sale being free and clear of all Liens, claims and interests as set forth in the 363/365 Order. For purposes hereto, "Acquired Assets" means, collectively, the Shares and the assets, rights and claims of Seller and the Insurance Subsidiaries described on Schedule 2.1.

            2.2 Contract Assumption. On the terms and subject to the conditions set forth in this Agreement and the Section 363/365 Order, all of Seller's executory contracts and unexpired leases described on Schedule 2.2 (the "Assumed Contracts") shall be assumed by Seller and shall be assigned by Seller to, and assumed by, the Insurance Subsidiaries effective as of the date of the entry of the Section 363/365 Order; provided that the Assumed Contracts listed on Annex A to Schedule 2.2 shall be assigned by ARM Securities Corp. to, and assumed by, a Subsidiary of Purchaser that is a "broker-dealer" within the meaning of the Exchange Act.

            2.3 Assumed and Excluded Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Insurance Subsidiaries shall assume from Seller and thereafter pay, perform, or discharge in accordance with their terms, all of the liabilities and obligations of Seller described on Schedule 2.3, including under the Assumed Contracts, as the same shall exist on the Closing Date (whether known or unknown, asserted or unasserted, absolute or contingent and whenever arising) (collectively, the "Assumed Liabilities").

            2.4 Purchase Price. At the Closing, Purchaser shall pay to Seller, as provided in Section 2.5, an aggregate amount equal to $119,300,000 (the "Purchase

Price"). The Purchase Price is subject to adjustment following the Closing as provided in Section 2.9.

            2.5 Payment of Purchase Price. The Purchase Price shall be paid by Purchaser at the Closing in cash by wire transfer of immediately available funds, to the Escrow Account provided for in Section 2.6.

            2.6 Ancillary Agreements.

                  (a) At the Closing, Purchaser and Seller will enter into an Escrow Agreement substantially in the form of Exhibit B with such modifications thereto as the Escrow Agent may reasonably request (the "Escrow Agreement"), which shall provide for an escrow account (the "Escrow Account") to be maintained by an escrow agent mutually acceptable to the parties hereto (the "Escrow Agent").

                  (b) At the Closing, Purchaser, the Insurance Subsidiaries and Seller will enter into a transitional services agreement substantially in the form of Exhibit C (the "Transitional Services Agreement").

            2.7 Closing Deliveries.

                  (a) At the Closing, Seller shall deliver to Purchaser (i) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, and with all appropriate stock transfer tax stamps affixed, (ii) such deeds, bills of sale, assignments of leases and contracts, and any other instruments of conveyance (collectively, the "Conveyance Documents") that are necessary or appropriate to effectuate the transfer of the Acquired Assets to Purchaser,
(iii) an executed copy of the Escrow Agreement and Transitional Services Agreement, (iv) a signed resignation by each of the directors of the Insurance Subsidiaries effective on the Closing Date and (v) such other documents, instruments or certificates as Purchaser or its counsel may reasonably request. At the Closing, Seller shall execute and deliver all agreements, instruments and further documents as are contemplated by the Settlement Agreement in accordance therewith.

                  (b) At the Closing, Purchaser shall deliver to Seller, (i) such duly executed instruments as are necessary or appropriate to effectuate the assumption of the Assumed Liabilities by Purchaser, (ii) an executed copy of the Escrow Agreement and Transitional Services Agreement, (iii) such other documents, instruments or certificates as Seller or its counsel may reasonably request and (iv) the Purchase Price (by delivery to the Escrow Account) in accordance with Section 2.5. At the Closing, Purchaser shall execute and deliver all agreements, instruments and further documents as are contemplated by the Settlement Agreement in accordance therewith.

            2.8 Closing; Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 at 10:00 a.m., local time, on the third Business Day after all conditions set forth in Article 6 shall have been satisfied or waived and the
Section 363/365 Order has been entered by the Bankruptcy Court, or at such other time or date as Purchaser and Seller shall agree upon in writing. The date upon which the Closing occurs is referred to herein as the "Closing Date."

            2.9 Adjusted Purchase Price. The Purchase Price shall be adjusted to reflect the following:

                  (a) Any variance in excess of $1,000,000 between the Historical Statutory Surplus as of September 30, 1999 and the Final Statutory Surplus, as provided in Section 2.10;

                  (b) Any Net Realized Loss Balance in respect of the disposition of those securities (the "Securities") owned by the Insurance Subsidiaries and listed on Exhibit D attached hereto (the "Asset List"), as provided in Section 2.11; and

                  (c) Any and all losses, costs, damages or expenses (including reasonable and documented attorneys', accountants', consultants' and experts' fees and expenses) suffered or incurred by Purchaser or any of its Affiliates (including, without limitation, officers, directors, employees or agents of Purchaser or such Affiliate) (each, a "Purchaser Indemnified Party") based upon, resulting from or arising out of (i) any inaccuracy in or breach of any representation or warranty of Seller contained herein, or (ii) the breach on the part of Seller of any unwaived covenant or agreement set forth in this Agreement which survives the Closing ("Losses"), as provided in Section 2.12; and

provided, however, that, notwithstanding anything to the contrary contained herein, (x) no adjustment shall be made under Section 2.9(b) to the extent any such disposition of Securities is reflected in the Final Statutory Surplus, (y) no adjustment shall be made under Section 2.9(c) to the extent that any Losses resulting from or arising out of any such inaccuracy or breach is reflected in the Final Statutory Surplus, and (z) Losses shall be calculated net of any insurance proceeds received by any Purchaser Indemnified Party pursuant to any insurance policy owned by the Insurance Subsidiaries on or prior to Closing; and provided, further, that no adjustment pursuant to Section 2.9(a) or 2.9(c) shall be made in respect of (A) Taxes, or any inaccuracy or breach of any representation or warranty made in Section 3.9, in each case in respect of any taxable year ending after December 31, 1998, unless and to the extent that, but for this proviso, the adjustment in respect thereof would exceed $15,000,000; or
(B) litigation, suits, proceedings, causes of action or other claims against or affecting either of the Insurance Subsidiaries (including legal fees and expenses incurred by the Insurance Companies in connection therewith) against the Insurance Subsidiaries, or any inaccuracy or breach of Section 3.8, unless and to the extent that, but for this proviso, the adjustment in respect thereof would exceed $5,000,000, and, in each such case, any such adjustment shall be for the excess over $15,000,000 or $5,000,000, as applicable.

            2.10 Surplus Adjustment.

                  (a) Preparation of Final Balance Sheet and Adjustment Certificate. As soon as practicable, but in any event within 60 days after the Closing Date, Seller shall prepare a balance sheet of the Insurance Subsidiaries as of the Closing Date or, if such date is not a month-end, the close of business on the month-end immediately preceding the Closing Date (the "Preliminary Final Balance Sheet"), a copy of which shall be delivered to Purchaser. In the event the Preliminary Final Balance Sheet is prepared as of any date that is not the Closing Date, then such Preliminary Final Balance Sheet shall be adjusted to reflect all transactions occurring on or prior to the Closing Date (including, without limitation, any transactions resulting in an Intercompany Payable), but excluding any Excluded Items. The Preliminary Final Balance Sheet shall, except with respect to the exclusion of the Excluded Items, present fairly, in all material respects, the financial position of the Insurance Subsidiaries at such date in accordance with SAP consistently applied during the periods involved. In addition, Seller shall prepare a certificate (the "Surplus Adjustment Certificate"), based on the Preliminary Final Balance Sheet, setting forth the amount, if any, payable from the Escrow Account to Purchaser, or by Purchaser to the Escrow Account, pursuant to Section 2.10(d). The Surplus Adjustment Certificate shall be provided to Purchaser promptly upon the availability thereof. Purchaser will, and will cause the Insurance Subsidiaries to, provide Seller and its professional advisors full access to the books, ledgers, files, reports and operating records of the Insurance Subsidiaries and the then current employees of the Purchaser and the Insurance Subsidiaries, and will fully cooperate in preparing and reviewing the Preliminary Final Balance Sheet and the Surplus Adjustment Certificate.

                  (b) Review of Preliminary Final Balance Sheet. Upon receipt of the Preliminary Final Balance Sheet and the Surplus Adjustment Certificate, Purchaser (and its professional advisors) shall have the right during the succeeding 30-day period (the "Surplus Review Period") to examine the Preliminary Final Balance Sheet and the Surplus Adjustment Certificate, and all books and records used to prepare the Preliminary Final Balance Sheet and the Surplus Adjustment Certificate. If Purchaser objects to all or any part of the Preliminary Final Balance Sheet or the Surplus Adjustment Certificate, it shall so notify Seller in writing (such notice, a "Surplus Disagreement Notice") on or before the last day of the Surplus Review Period, setting forth a specific description of Purchaser's objection and the amount of the adjustment that Purchaser believes should be made to each item of its objection. If no Surplus Disagreement Notice is delivered within the Surplus Review Period, the Preliminary Final Balance Sheet and the Surplus Adjustment Certificate shall be deemed to have been accepted by the parties hereto.

                  (c) Dispute Resolution.

                        (i) In the event that any Surplus Disagreement Notice is delivered in accordance with Section 2.10(b), Purchaser and Seller shall attempt to resolve the objections set forth therein within five days of receipt of such Surplus Disagreement Notice. The objections set forth in the Surplus Disagreement Notice that are resolved by Purchaser and Seller in accordance with this Section 2.10(c)(i) shall collectively be referred to herein as the "Resolved Surplus Objections." The Surplus Adjustment Certificate and Preliminary Balance Sheet shall be adjusted to reflect any Resolved Surplus Objections.

                        (ii) If Purchaser and Seller are unable to resolve all the objections set forth in any Surplus Disagreement Notice within such five-day period, they shall jointly appoint Deloitte & Touche, LLP (or any successor thereof) within five days of the end of such five-day period (the "CPA Firm"). The CPA Firm, acting as experts and not as arbitrators, shall review the objections set forth in the Surplus Disagreement Notice that are not Resolved Surplus Objections (collectively, the "Surplus Differences"). The CPA Firm shall determine, based on the requirements set forth in this Section 2.10 and only with respect to Surplus Differences submitted to the CPA Firm, whether and to what extent the Preliminary Final Balance Sheet and/or the Surplus Adjustment Certificate require adjustment; provided, however, that in no event shall any determination by the CPA Firm of any Surplus Difference result in an adjustment greater than the amount of the adjustment requested with respect to such Surplus Difference in the Surplus Disagreement Notice. Purchaser and Seller shall each pay 50% of the fees and disbursements of the CPA Firm in respect of such engagement. Purchaser and Seller shall, and shall cause the Insurance Subsidiaries to, provide to the CPA Firm full cooperation. The CPA Firm's resolution of the Surplus Differences shall be conclusive and binding upon the parties. The Surplus Differences as resolved by the CPA Firm in accordance with this Section 2.10(c)(ii) shall collectively be referred to herein as the "CPA-Determined Differences." The Surplus Adjustment Certificate and the Preliminary Balance Sheet shall be adjusted to reflect any CPA-Determined Differences.

                  (d) Calculation of Surplus Purchase Price Adjustments. The Purchase Price adjustment under Section 2.9(a) shall be based on the Final Balance Sheet and shall be as follows:

                        (i) If the Final Statutory Surplus set forth in the Surplus Adjustment Certificate (as adjusted pursuant to Section 2.10(c)) is greater than the Historical Statutory Surplus by at least $1,000,000, then Purchaser shall pay to the Escrow Account, as an increase in Purchase Price, the amount of such excess over $1,000,000 (an "Increased Surplus Adjustment"), in accordance with Section 2.10(e).

                        (ii) If the Final Statutory Surplus set forth in the Surplus Adjustment Certificate (as adjusted pursuant to Section 2.10(c)) is less than the Historical Statutory Surplus by at least $1,000,000, then Purchaser shall be entitled to receive from the Escrow Account, as a reduction in Purchase Price, the amount of such deficiency that is in excess of $1,000,000 (a "Reduced Surplus Adjustment"), in accordance with
      Section 2.10(e).

                  (e) Payment of Surplus Purchase Price Adjustments. On the fifth day (such fifth day, the "Surplus Adjustment Payment Date") following the latest to occur of (x) the 15th day following receipt of the Preliminary Final Balance Sheet and the Surplus Adjustment Certificate by Purchaser, (y) the resolution by Purchaser and Seller of all objections set forth in the Surplus Disagreement Notice, if any, and (z) the resolution by the CPA Firm of all Surplus Differences, if any, Purchaser shall pay to the Escrow Account the amount, if any, equal to the Increased Surplus Adjustment, or the Escrow Agent shall pay from the Escrow Account to Purchaser the amount, if any, equal to Reduced Surplus Adjustment. An Increased Surplus Adjustment or Reduced Surplus Adjustment shall be payable on the Surplus Adjustment Payment Date, with interest accrued from the Closing Date until, but not including, the Surplus Adjustment Payment Date, at a rate equal to the Escrow Rate as of the Surplus Adjustment Payment Date. In the event of a Reduced Surplus Adjustment, Seller and Purchaser shall, at least two days prior to the Surplus Adjustment Payment Date, jointly execute and deliver to the Escrow Parties a certificate (the "Surplus Adjustment Notice") setting forth the amount of the Reduced Surplus Adjustment.

            2.11 Asset Liquidation Adjustment.

                  (a) Asset List. The Asset List sets forth, as of November 30, 1999, the Carrying Value for the Securities listed thereon. The Asset List shall be updated as promptly as practicable following Closing to reflect the Carrying Value of the Securities in the Final Balance Sheet and to remove any Securities sold (or deemed to have been sold pursuant to this Section 2.11) on or prior to the Closing Date in accordance with the provisions of this Section 2.11. The Carrying Value for the Securities that are listed on Schedule 2.11(a) (such Securities, the "CBO Equities") shall be adjusted from their Carrying Value as set forth on the Asset List to the date of any prepayment on, or sale or deemed sale of, such Security using the same interest rates as used in determining the value set forth on the Asset List.

                  (b) Advisor. On or prior to the Closing Date, Seller and Purchaser will retain BlackRock Financial Management, Inc. and/or other mutually acceptable investment advisors or bankers (collectively the "Advisor"), on such terms and conditions (which shall include the obligation to report to Seller and Purchaser and otherwise abide by the procedures set forth in the further provisions of this Section 2.11) as shall be acceptable to Seller and Purchaser, to liquidate any Securities remaining on the Asset List as of the Closing Date during the 12 months following Closing (the "Sell-Off

Period"); provided, however, that Purchaser may, in its sole discretion, and by written notice delivered to the Escrow Parties extend the Sell-Off Period to an appropriate date not later than the 18-month anniversary of Closing if, despite the Advisor's best efforts, all of the Securities have not been sold (or deemed to have been sold pursuant to this Section 2.11) on or prior to the expiration of the Sell-Off Period (as may have been previously extended pursuant hereto). The Advisor shall be entitled to a fee for its services, to be mutually agreed upon by the parties.

                  (c) Interim and Final Accounting by Advisor. Within the first five Business Days of each month, the Advisor will submit to Seller, Purchaser and the Escrow Agent a detailed accounting tracking the sale of each Security on the Asset List and the Net Sales Proceeds therefrom during the prior month (the "Interim Accounting"). Within five days after the earlier of (A) the end of the Sell-Off Period, as may be extended as set forth above, and (B) the date on which all Securities on the Asset List have been sold (or deemed to have been sold pursuant to this Section 2.11), the Advisor will submit to each of the Escrow Parties a detailed accounting tracking the sale of each Security on the Asset List for the period of time not accounted for in the last submitted Interim Accounting and for the entire period of the Advisor's retention (the "Final Accounting," the date of such Final Accounting being the "Final Accounting Date").

                  (d) Retention Option. The Asset List also sets forth an agreed upon minimum price for each of the Securities listed thereon (with respect to each Security, a "Minimum Price"). Seller shall not, and shall cause the Insurance Subsidiaries not to, from the date hereof until the Closing Date, and the Advisor shall not, from and after Closing, sell or otherwise dispose of any Security at a price below the Minimum Price for such Security, without first notifying Seller and Purchaser in writing (an "Asset Sale Notice") of such proposed disposition, including the Securities proposed to be disposed of (the "Offered Securities"), the price for such Offered Securities (the "Offer Price"), the proposed date for consummating such disposition (the "Asset Sale Closing") and other material terms and conditions of such proposed disposition, at least four hours (or, in the case of a proposed sale of any CBO Equities, two Business Days) in advance of the Asset Sale Closing. Purchaser shall have the option (the "Retention Option"), but not the obligation, to elect to prevent the consummation of such disposition by notifying Seller, GenAm and, after Closing, the Advisor in writing of such election (the "Purchaser Notice") within four hours (or, in the case of a proposed sale of any CBO Equities, two Business
Days) of its receipt of such Asset Sale Notice. Any Offered Security in respect of which Purchaser has exercised its Retention Option may not be sold or otherwise disposed of at a price below the Minimum Price without again complying with this Section 2.11(d); provided, that, if Purchaser shall have exercised such Retention Option on behalf of GenAm pursuant to the GenAm Option Agreement, then such Offered Securities may be sold to GenAm in accordance therewith, in which case such Offered Securities shall be considered to be retained by the Insurance Subsidiaries and not sold for purposes hereof, unless deemed to have been sold pursuant to clause (e) or (f) below.

                  (e) Deemed Sales. Notwithstanding anything to the contrary contained herein, but subject to the next sentence, any Security as to which Purchaser has exercised its Retention Option on or prior to Closing that has not been sold on or prior to Closing shall, for purposes of preparing the Final Balance Sheet, be deemed to have been sold at the highest Offer Price contained in an Asset Sale Notice delivered in respect of such Security. Notwithstanding anything to the contrary contained herein, any Security as to which Purchaser has exercised its Retention Option after Closing that has not been sold on or prior to the Final Accounting Date, for purposes of calculating the Net Realized Loss Balance, shall be deemed to have been sold as of the Final Accounting Date at the highest Offer Price contained in the Asset Sale Notice delivered in respect of such Security prior to the Final Accounting Date; provided, that such Securities shall not, without Seller's consent, be deemed to be sold pursuant to this clause (e) unless such Offer Price was at least equal to 85% of the Minimum Price for such Security.

                  (f) Appraisal. Any Securities (the "Appraised Securities") that are (i) not sold to any Person other than GenAm or Purchaser or any of their Affiliates (herein, a "Third Party") pursuant to a legitimate bid by such Third Party and (ii) not deemed sold pursuant to clause (e) above, in each case, on or prior to the Final Accounting Date, shall be deemed to have been sold at the Appraised Price as of the Final Accounting Date.

                  (g) Appraisal Procedures. Seller and Purchaser shall attempt to agree on the Fair Value of any Appraised Securities within ten days following the Final Accounting Date. If Seller and Purchaser are able to agree as to the Fair Value of any such Appraised Securities, the Appraised Price of such Appraised Securities shall be deemed to equal such agreed upon Fair Value. If Seller and Purchaser are not able to agree as to the Fair Value of any such Appraised Securities (the "Disputed Securities") within such ten-day period, an Appraisal Firm shall be selected in accordance with the Selection Procedures and jointly engaged by Seller and Purchaser, within ten days following the Final Accounting Date, to determine the Fair Value of the Disputed Securities. Purchaser and Seller shall each pay 50% of the fees and disbursements of such Appraisal Firm. Purchaser and Seller shall, and shall cause the Insurance Subsidiaries to, provide such Appraisal Firm with full cooperation. Such Appraisal Firm shall deliver its determination (the "Appraisal") of the Fair Value of each of the Disputed Securities (the "Appraised Price") in writing to Seller and Purchaser within 30 days of such engagement, which determination shall be conclusive and binding upon the parties.

                  (h) Confidentiality. As a condition to the effectiveness of the Retention Option and the GenAm Option Agreement, the Minimum Price of each Security shall be kept strictly confidential by Purchaser and Seller in accordance with the confidentiality agreement, dated as of the date hereof (the "Value Confidentiality Agreement"), between Purchaser and Seller. As a condition to its engagement hereunder, Advisor shall agree to be bound by the Value Confidentiality Agreement. As a condition to the effectiveness of the GenAm Option Agreement, GenAm shall agree to be bound by the Value Confidentiality Agreement.

                  (i) Interim Loss Payments. On or before the tenth Business Day following the end of each fiscal quarter following the Closing Date and prior to the Final Accounting Date, Purchaser may, by delivering a written notice (a "Loss Payment Notice") to Seller and the Escrow Agent, demand payment (a "Loss Payment") by the Escrow Agent from the Escrow Account in an amount equal to the extent that the Net Realized Loss Balance as of such quarter-end is positive. Each Loss Payment Notice shall include a detailed calculation of the Net Realized Loss Balance as of such quarter-end, and shall include a detailed description of any deemed sale transactions hereunder. The Escrow Agent will pay to Purchaser from the Escrow Account an amount equal to the Loss Payment specified in the Loss Payment Notice within two Business Days of receipt of such Loss Payment Notice.

                  (j) Calculation of Final Liquidation Adjustments. The Purchase Price Adjustment under Section 2.9(b) shall be based on the Net Realized Loss Balance as of the Final Accounting Date (the "Ending Loss Balance") and shall be calculated as follows:

                        (i) If the Ending Loss Balance is negative, then Purchaser shall pay to the Escrow Account, as a reimbursement of previous Loss Payments, the amount of such negative balance, plus interest accrued thereon from the date of that previous Loss Payment which, had it not been distributed from the Escrow Account, would have resulted in a Net Realized Loss Balance of zero or greater, until, but not including the Final Liquidation Adjustment Payment Date, at a rate equal to the Escrow Rate as of the Final Accounting Date (such negative balance plus interest, the "Loss Payment Reimbursement"), in accordance with Section 2.11(l).

                        (ii) If the Ending Loss Balance is positive, then the Escrow Agent shall pay from the Escrow Account to Purchaser, as a reduction in Purchase Price, the amount of such positive balance, plus interest accrued thereon from the date of Closing Date until, but not including, the Final Liquidation Adjustment Payment Date, at a rate equal to the Escrow Rate ("Final Liquidation Adjustment"), in accordance with
      Section 2.11(l).

                  (k) Preparation of Liquidation Adjustment Certificate. As soon as practicable following the Final Accounting Date, but in any event within five Business Days following receipt of the Appraisal, Seller and Purchaser shall jointly execute and deliver a certificate (the "Liquidation Adjustment Certificate") to each of the Escrow Parties. The Liquidation Adjustment Certificate shall set forth the amount, if any, payable from the Escrow Account to Purchaser or from Purchaser to the Escrow Account pursuant to Section 2.11(j).

                  (l) Payment of Final Liquidation Adjustments. On the second Business Day (such second day, the "Final Liquidation Adjustment Payment Date") following issuance of the Liquidation Adjustment Certificate, the Purchaser shall pay to the Escrow Account the amount, if any, equal to the Loss Payment Reimbursement or the Escrow Agent shall pay from the Escrow Account to Purchaser the amount, if any, equal to the Final Liquidation Adjustment.

            2.12 Indemnification Adjustment.

                  (a) Claims By Third Parties. From the date hereof until the Escrow Termination Date, if Purchaser becomes aware of any third party claim that may result in a Loss (an "Asserted Third Party Liability"), Purchaser shall promptly give notice thereof (the "Third Party Claims Notice") to Seller. The Third Party Claims Notice shall describe the Asserted Third Party Liability in reasonable detail, and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by Purchaser. Seller may elect to control the compromise or defense, at its own expense and by its own counsel (reasonably acceptable to Purchaser) of any Asserted Third Party Liability. If Seller elects to control the compromise or defense of any such Asserted Third Party Liability, it shall within 20 days (or sooner, if the nature of the Asserted Third Party Liability so requires) notify Purchaser of its intent to do so, and Purchaser shall fully cooperate, at the expense of Seller, in the compromise of, or defense against, such Asserted Third Party Liability. If Seller elects not to control the compromise or defense of such Asserted Third Party Liability or fails to notify Purchaser of such election within such 20-day period, Purchaser may pay, compromise or defend such Asserted Third Party Liability. Notwithstanding the foregoing, none of Purchaser, Seller or the Insurance Subsidiaries may settle or compromise any Asserted Third Party Liability without the consent of Seller and Purchaser (such consent not to be unreasonably withheld or delayed). In any event, each of Seller and Purchaser may each participate, at its own expense, in the defense of such Asserted Third Party Liability. If Seller chooses to defend any Asserted Third Party Liability, Purchaser shall make available to Seller any books, records or other documents related to the Acquired Business or otherwise within its control that are necessary or appropriate for such defense.

                  (b) Claims By Purchaser. If, at any time and from time to time prior to the date that is 18 months following the Closing Date, any Purchaser Indemnified Party incurs any Loss subject to indemnification under Section 2.9(c) (an "Indemnifiable Loss"), Purchaser shall deliver a notice to Seller (a "Claims Notice") specifying the amount (the "Claimed Amount") of any such Indemnifiable Loss for which Purchaser believes it is entitled to payment from the Escrow Account (the "Indemnity Claim"). Such Claims Notice shall be accompanied by a reasonably full description of the basis for such claim and reference to the representation or warranty with respect to which such Indemnity Claim is asserted.

                  (c) Response by Seller. Within 30 days after receipt of any Claims Notice, Seller shall, with respect to such Claims Notice, by notice to Purchaser (a "Response Notice"), either (a) approve the request for payment from the Escrow Account for the Claimed Amount in whole, or (b) deny the request for payment from the Escrow Account for the Claimed Amount in whole or in part. If Seller denies the request for payment from the Escrow Account in whole or in part, such Response Notice shall be accompanied by a reasonably full description of the basis for such denial. Any portion of the Claimed Amount for which Seller shall have approved the request for payment is referred to herein as the "Approved Indemnity Amount." Seller and Purchaser shall jointly execute and deliver a written notice (an "Approved Indemnity Payment Notice") to each of the other Escrow Parties, jointly instructing the Escrow Agent to pay any Approved Indemnity Amount from the Escrow Account to Purchaser.

                  (d) Resolutions of Disputes. If Seller denied in whole or in part the request for payment from the Escrow Account for the Claimed Amount, Seller and Purchaser shall attempt to resolve such dispute (an "Indemnity Dispute") as promptly as possible. If Seller and Purchaser resolve such Indemnity Dispute, they shall jointly execute and deliver a written notice (an "Indemnity Settlement Notice") to each of the other Escrow Parties, instructing the Escrow Agent to pay out of the Escrow Account to Purchaser the amount, if any, agreed to by Seller and Purchaser in settlement of such Indemnity Dispute (the "Indemnity Settlement Amount"). If Purchaser and Seller fail to resolve such Indemnity Dispute within 30 days after receipt by Purchaser of the Response Notice corresponding to such Indemnity Dispute, such dispute may be submitted by either party to the Bankruptcy Court for resolution and a Final Indemnity Order. Seller and Purchaser shall jointly execute and deliver a written notice (the "Indemnity Judgment Notice") to each of the other Escrow Parties, instructing the Escrow Agent to pay to Purchaser from the Escrow Account the amount, if any, ordered to be paid in any Final Indemnity Order and attaching a copy of such Final Indemnity Order.

                  (e) Calculation of Reserves. In the event that a Pending Indemnity Claim has not been Fully Satisfied on or prior to the Final Accounting Date, Seller and Purchaser shall attempt to agree upon an amount (the "Pending Claim Reserve Amount") that represents a reasonable reserve in respect of such Pending Indemnity Claim until such Pending Indemnity Claim is Fully-Satisfied. If Purchaser and Seller are unable to agree on such amount within five Business Days following the Final Accounting Date, they shall jointly appoint the CPA Firm to determine the Pending Claim Reserve Amount. The CPA Firm, acting as experts and not arbitrators, shall review the Claim Notice, the Response Notice and any other written materials submitted by the parties hereunder in respect of such Pending Indemnity Claim, including any Approved Indemnity Payment Notice and shall confer with counsel of its choice regarding the merits of such Pending Indemnity Claim. The CPA Firm shall determine the Pending Claim Reserve Amount based on GAAP and advise of such counsel; provided, however, that in no event shall the Pending Claim Reserve Amount exceed the Claimed Amount less any Approved Indemnity Amount for such Pending Indemnity Claim. Purchaser and Seller shall each pay

50% of the fees and disbursements of the CPA Firm in respect of such engagement (including the reasonable and documented fees and expenses of the CPA-Firm's counsel). Purchaser and Seller shall, and shall cause the Insurance Subsidiaries to, provide to the CPA Firm and its counsel full cooperation. The CPA Firm's written determination (the "CPA Reserve Determination") of the Pending Indemnity Claim Reserve Amount in respect of any Pending Indemnity Claim shall be delivered to Seller and Purchaser no later than 15 days following the engagement of such CPA Firm under this Section 2.12(e) and shall be conclusive and binding upon the parties. Within two Business Days of receipt of the CPA Reserve Determination, or if Seller and Purchaser agree on the Pending Claim Reserve Amount for each Pending Indemnity Claim, promptly following such agreement, Seller and Purchaser shall execute and deliver a certificate (the "Reserve Certificate") to the Escrow Agent which sets forth the aggregate amount (the "Aggregate Reserve Amount") equal to the Pending Indemnity Claim Reserve Amount for each Pending Indemnity Claim as of the Final Accounting Date.

                  (f) Payment of Indemnity Adjustments. On or before the third Business Day following receipt of an Approved Indemnity Payment Notice, an Indemnity Settlement Notice or an Indemnity Judgment Notice, as the case may be, the Escrow Agent shall pay from the Escrow Account to Purchaser, as a reduction in Purchase Price pursuant to Section 2.9(c), the amount instructed by Purchaser and Seller to be paid to Purchaser in any such notice and, to the extent interest is not reflected in such amount, with interest accrued on such amount from the date of the Loss in respect of which such amount is being paid until, but not including the date of such payment, at a rate equal to the Escrow Rate on such payment date.

            2.13 Distributions from Escrow on Final Accounting. On or before the date (the "Final Accounting Payment Date") that is prior to the Escrow Termination Date, but is the later of (a) the Final Liquidation Adjustment Payment Date and (b) the second Business Day following the receipt by the Escrow Agent of the Reserve Certificate, the Escrow Agent shall distribute all funds remaining in the Escrow Account on the Final Accounting Payment Date, but only to the extent such funds exceed the sum of $10,000,000 plus the Aggregate Reserve Amount set forth in the Reserve Certificate and only after payment to Purchaser of any Loss Payments due under Section 2.11(i), as follows:

                  First, to the Escrow Agent, for any amounts due and payable to the Escrow Agent under the Escrow Agreement as of the Final Accounting Payment Date;

                  Second, to GenAm and Equitable, the Ratable Share of the total amount available to be distributed pursuant to this paragraph, which amounts shall be paid on account of the GenAm Contribution and the Equitable Contribution, respectively; provided, that, in no event shall
      (x) the amount so distributed to GenAm (the "First GenAm Payment Amount") exceed the sum (the "GenAm

      Limit") of $17,853,512, plus interest accrued thereon from the Closing Date until, but not including, the Final Accounting Payment Date at a rate equal to the Escrow Rate as of the Final Accounting Payment Date or (y) the amount so distributed to Equitable (the "First Equitable Payment Amount") exceed the sum (the "Equitable Limit") of $1,000,000, plus interest accrued thereon from the Closing Date until, but not including, the Final Accounting Payment Date at a rate equal to the Escrow Rate as of the Final Accounting Payment Date; and

                  Third, to Seller, in partial payment of the Purchase Price.

            2.14 Distribution From Escrow on Escrow Termination Date. On the Escrow Termination Date, the Escrow Agent shall distribute all funds remaining in the Escrow Account on such date as follows:

                  First, to the Escrow Agent, for any amounts due and payable to the Escrow Agent under the Escrow Agreement as of the Escrow Termination Date;

                  Second, to Purchaser, for payment of any amounts due to Purchaser pursuant to Section 2.11 or 2.12, but only to the extent not previously paid, which amount shall be paid as a reduction in Purchase Price;

                  Third, to GenAm and Equitable, the Ratable Share of the total amount available to be distributed pursuant to this paragraph, which amounts shall be paid in full satisfaction and discharge of the GenAm Contribution and the Equitable Contribution respectively; provided, that, in no event shall (x) the amount so distributed to GenAm exceed the difference between the GenAm Limit and the First GenAm Payment Amount or
      (y) the amount so distributed to Equitable exceed the difference between the Equitable Limit and the First Equitable Payment Amount; and

                  Fourth, to Seller, any remaining funds for payment in full of the Purchase Price as adjusted herein.

            2.15 Intercompany Adjustment. If the Net Intercompany Balance is positive, then Purchaser shall be entitled to receive from Seller such Net Intercompany Balance on the Surplus Adjustment Payment Date. If the Net Intercompany Balance is negative, then Purchaser shall pay to Seller the absolute value of such Net Intercompany Balance on the Surplus Adjustment Payment Date.

                                    ARTICLE 3

                               REPRESENTATIONS AND
                              WARRANTIES OF SELLER

            Seller represents and warrants to Purchaser as follows:

            3.1 Organization. Except as disclosed on Schedule 3.1, Seller and each of the Insurance Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth on Schedule 3.1, Seller and each of the Insurance Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Seller has previously delivered or made available to Purchaser correct and complete copies of the certificates of incorporation, bylaws (or equivalent governing instruments) and minute books, as currently in effect, of each of the Insurance Subsidiaries. The minute books of the Insurance Subsidiaries accurately reflect all formal actions taken at all meetings and all consents in lieu of meetings of the Stockholders of such Insurance Subsidiary and the board of directors of such Insurance Subsidiary, all since January 1, 1998. None of the current or former directors of Seller is serving, or has served, as a director and/or officers of Seller at the request of any of the Insurance Subsidiaries.

            3.2 Capitalization. The number of authorized, issued and outstanding shares of the capital stock of the Insurance Subsidiaries, and the record and beneficial ownership of such issued and outstanding shares of capital stock, are as set forth on Schedule 3.2. The Insurance Holdco owns beneficially and of record all of the Shares to be sold to Purchaser hereunder, and the Insurance Holdco has the full and unrestricted power to sell, assign, transfer and deliver the Shares to Purchaser upon the terms and subject to the conditions of this Agreement free and clear of all Liens. There are no shares of capital stock of Integrity issued or outstanding other than the Shares. All of the Shares are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. There is no outstanding option, warrant, right, subscription, call, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire from Insurance Holdco any capital stock of Integrity. All of the issued and outstanding shares of capital stock of National are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights, and are owned beneficially and of record by Integrity, free and clear of all Liens. There is no outstanding option, warrant, right, subscription, call, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire from Integrity any capital stock of National. There is no outstanding security of any kind convertible into such capital stock, and there is no outstanding contract or other agreement of Seller or either Insurance Subsidiary to purchase, redeem or otherwise acquire any outstanding shares of capital stock or any other equity security of either Insurance Subsidiary.

            3.3 Authorization; Binding Agreement. Subject to the entry and effectiveness of the Section 363/365 Order, Seller has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the entry and effectiveness of the section 363/365 Order, the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller, and no other corporate proceedings on the part of Seller are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery of this Agreement by Purchaser) constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to the entry and effectiveness of the Section 363/365 Order.

            3.4 Noncontravention. Subject to the entry and effectiveness of the
Section 363/365 Order, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or the by-laws (or the equivalent governing instruments) of any of Seller or the Insurance Subsidiaries, (b) except as set forth on Schedule 3.4, require any consent or approval under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation (collectively, "Contracts and Other Agreements") to which any of Seller or the Insurance Subsidiaries is a party or by which any of them or any portion of their properties or assets may be bound; provided, however, that Seller shall be deemed to have obtained any consent or approval required under any of the Contracts and Other Agreements if, and to the extent that, pursuant to the
Section 363/365 Order the Seller is authorized to assume and assign any of such Contracts and Other Agreements pursuant to section 365 of the Bankruptcy Code or
(c) violate any order, judgment, writ, injunction, determination, award, decree, law, statute, rule or regulation (collectively, "Legal Requirements") applicable to any of Seller or the Insurance Subsidiaries or any portion of their properties or assets; provided, however, that no representation or warranty is made in the foregoing clauses (b) and (c) with respect to matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            3.5 Governmental Approvals. No consent, approval or authorization, of, or declaration or filing with, any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Government Entity") on the part of any of Seller or the Insurance Subsidiaries that has not been obtained or made is required in connection with the execution or delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby, other than (a) any consent, approval, or authorization of, or declaration or filing with, the Bankruptcy Court, (b) any consent, approval, authorization, declaration, filing or other applicable requirement under the HSR Act, the Exchange Act, the Investment Company Act or the Investment Advisers Act, (c) any consent, approval, authorization, declaration, filing or notice required under any applicable insurance or banking law in any jurisdiction in which any of Seller or the Insurance Subsidiaries is domiciled, and (d) any consent, approval, authorization, declaration or filing that, if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            3.6 Insurance Statements. Seller has delivered or made available or, with respect to (c) below, will make available, to Purchaser true, correct and complete copies of (a) the statutory financial statements filed in its state of domicile for each of the Insurance Subsidiaries for the years 1996 through 1998, together with all exhibits and Schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith and (b) the statutory financial statements filed in its state of domicile for each such Insurance Subsidiary for the quarter ending September 30, 1999 (the "September 30 Insurance Statements") and (c) the statutory financial statements filed in its state of domicile for all quarters ending thereafter and prior to the Closing for each of the Insurance Subsidiaries. All such statements shall be referred to as the "Insurance Statements." Except as set forth on Schedule 3.6, the Insurance Statements present (and, with respect to any Insurance Statement for any quarter after September 30, 1999, and prior to the Closing, will present) fairly, in all material respects, on a consistent basis and in accordance with practices prescribed or permitted by the appropriate regulatory agencies of each state in which the Insurance Statements have been filed or may be required to be filed ("SAP"), the financial position of each such Insurance Subsidiary at the date of each such statement and results of each such Insurance Subsidiary's operations for each such referenced periods. Except as set forth on Schedule 3.6, the exhibits and schedules included in the Insurance Statements are fairly stated in all material respects in relation to the subject Insurance Statements taken as a whole, and the Insurance Statements comply in all material respects with all applicable regulatory requirements.

            3.7 No Undisclosed Liabilities. As of the date hereof, none of the Insurance Subsidiaries has any Liabilities which are not reflected in the September 30 Insurance Statements, except for (i) Liabilities incurred since September 30, 1999, all of which arose in the ordinary course of business consistent with past practice, (ii) Liabilities arising as a result of the transactions contemplated hereby consistent with the provisions of this Agreement, (iii) Liabilities disclosed in Schedule 3.7 or (iv) Liabilities which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Insurance Subsidiaries have no Institutional Liabilities except for those reflected in the September 30 Insurance Statements and for those reflected in the Settlement Agreements.

            3.8 Litigation, Judgments, No Default, Etc. Except as disclosed in
Schedule 3.8, there is no legal, administrative, arbitration or other similar proceeding, claim, action or governmental or regulatory investigation of any nature pending or, to the Knowledge of Seller, threatened, against or otherwise affecting the Insurance Subsidiaries or any of their respective properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement which, if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect, and there is no injunction, order, judgment, decree or regulatory restriction (collectively "Orders") imposed upon the Insurance Subsidiaries or any of their respective properties or assets which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Schedule 3.8 sets forth a true and complete list of all pending litigation which does not relate to any liability arising from insurance policies or similar instruments in the ordinary course of business, except for any litigation that, individually and in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Insurance Subsidiaries.

            3.9 Tax Matters. Except as disclosed in Schedule 3.9, as of the date hereof and as of the Closing Date:

                  (a) All material Tax Returns that include or should have included the Insurance Subsidiaries or that are required to be filed by any of the Insurance Subsidiaries have been or will be duly and timely filed with the appropriate Tax Authority, and all such Tax Returns are true, correct and complete in all material respects; and complete and accurate copies of all such Tax Returns for all taxable periods for which the statute of limitations has not run have been provided to Purchaser.

                  (b) All material Taxes with respect to each of the Insurance Subsidiaries or with respect to the Acquired Assets or chargeable as a Lien on the assets thereof or on the Acquired Assets have been timely paid in full, unless such Taxes are being contested in good faith and adequate reserves therefor have been established on the books and records of the Insurance Subsidiaries.

                  (c) There are no material Liens, or any agreement to give any Lien, on any of the assets of the Insurance Subsidiaries or any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Taxes (other than Taxes not yet due as of the date hereof and as of the Closing
Date), unless such Taxes are being contested in good faith and adequate reserves therefor have been established on the books and records of the Insurance Subsidiaries.

                  (d) For all taxable years ending on or prior to December 31, 1995, the statutory period of limitation with respect to all Tax Returns has expired, and there are no outstanding agreements, waivers or arrangements extending any statutory period of limitation, with respect to any claim for, or the period for the collection or assessment of, Taxes or deficiencies due from or with respect to each of the Insurance

Subsidiaries or with respect to the Acquired Assets or that may become payable by any of the Insurance Subsidiaries or chargeable as a Lien on the assets thereof or on the Acquired Assets for any taxable period. All closing agreements pursuant to section 7121 of the Internal Revenue Code of 1986, as amended (the "Code") (or any predecessor provision) and similar agreements under federal, state, local or foreign law that have been entered into by or with respect to any of the Insurance Subsidiaries have been disclosed or provided to Purchaser. All written rulings, technical advice memoranda or similar determinations relating to Taxes issued to any of the Insurance Subsidiaries by any Tax Authority have been provided to Purchaser.

                  (e) No material claims have been asserted against any of the Insurance Subsidiaries by any Tax Authority with respect to any Taxes, and there is no unpaid deficiency or assessment for Taxes currently outstanding against any of the Insurance Subsidiaries. Neither Seller nor any of the Insurance Subsidiaries has received any notice of deficiency, proposed deficiency or assessment from any Tax Authority with respect to Taxes of any of the Insurance Subsidiaries. The Tax Returns of the Insurance Subsidiaries or any Tax Returns that include the Insurance Subsidiaries are not currently the subject of any audit by any Tax Authority, and neither Seller nor any of the Insurance Subsidiaries have been informed formally or informally that any Tax Authority intends to audit, challenge or assess Taxes with respect to any Tax Returns filed by or that include any of the Insurance Subsidiaries prior to the Closing Date.

                  (f) None of the Insurance Subsidiaries is, has been and nor will be (with or without notice or lapse of time or both) in material violation of any applicable law or regulation relating to the payment or withholding of Taxes; and each of the Insurance Subsidiaries has duly and timely (taking into account all valid extensions) withheld and paid over to the appropriate Tax Authorities all material amounts required to be so withheld and paid over under either section 3402 or section 3405 of the Code (or similar provisions of state, local or foreign law), for all periods under all applicable laws and regulations.

                  (g) None of the Insurance Subsidiaries has agreed to nor is required to make any adjustment pursuant to section 481(a) of the Code (or similar provision of state, local or foreign law) or pursuant to any change in any accounting method of any of the Insurance Subsidiaries prior to the date hereof; none of the Insurance Subsidiaries has any application pending with any Tax Authority for any changes in any accounting method; and no Tax Authority has proposed any such adjustment or change in accounting method.

                  (h) No Tax Authority of any jurisdiction in which any of the Insurance Subsidiaries does not pay Taxes has issued any notice that Taxes are due from or with respect to the any of the Insurance Subsidiaries.

                  (i) Each of the Insurance Subsidiaries is taxable as a life insurance company within the meaning of section 816 of the Code and was so taxable for all prior years subject to examination by the Tax Authorities.

                  (j) None of the Insurance Subsidiaries is or has been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes (an "Affiliated Group") other than the Affiliated Group of which the Insurance Subsidiaries are the only members; none of the Insurance Subsidiaries is or has been a party to, or bound by, or has or had any obligation under any Tax sharing or similar agreement.

                  (k) No power of attorney granted by any of the Insurance Subsidiaries with respect to any Taxes of any of the Insurance Subsidiaries is currently in force.

                  (l) The Seller is not a "foreign person" subject to withholding pursuant to Section 1445 of the Code.

            3.10 Employee Benefit Plans.

                  (a) Schedule 3.10(a) sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare plan" (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension plan" (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to (the "Plans") by Seller or the Insurance Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Seller or the Insurance Subsidiaries would be deemed a "single employer" within the meaning of Section 4001 of ERISA for the benefit of any employee or former employee of Seller or the Insurance Subsidiaries. Each of the Plans (other than the Assumed Plans) under which any employee of the Insurance Subsidiaries has any benefit entitlements as of the Closing Date, or in which any employee of the Insurance Subsidiaries otherwise participates, has been maintained by Seller rather than by the Insurance Subsidiaries prior to Closing. Schedule 3.10(a) further set forth a true and correct list of each employee of Seller and the Insurance Subsidiaries which list identifies each such employee's name, title, hire date, current base salary and most recent bonuses.

                  (b) Seller has heretofore made available to Purchaser with respect to each of the Plans, true and correct copies of each of the following documents, if applicable: (i) the Plan document, (ii) the actuarial report for such Plan for each of the last two years, (iii) the most recent determination letter from the Internal Revenue Service

(the "IRS") for such Plan and (iv) the most recent summary plan description and related summaries of material modifications.

                  (c) Except as set forth in Schedule 3.10(c), each of the Plans has been maintained and operated at all times in material compliance with its terms and with the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and ERISA; each of the Plans intended to be "qualified" within the meaning of Section 40l(a) of the Code has received a determination letter from the IRS that the Plan is qualified and, to the Knowledge of Seller, no condition or event which has occurred or could reasonably be expected to occur which could reasonably be expected to adversely affect such qualified status; no plan is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code; neither Seller nor any ERISA Affiliate has incurred, directly or indirectly, any liability under Title IV of ERISA (other than Pension Benefit Guaranty Corporation (the "PBGC") premiums) that has not been satisfied in full; and there are no pending, or to the Knowledge of Seller, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

                  (d) Except as set forth on Schedule 3.10(d), neither Seller nor any of the Insurance Subsidiaries has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of Seller or the Insurance Subsidiaries.

            3.11 Finders and Investment Bankers. None of the Insurance Subsidiaries, nor any of their respective officers or directors, has incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for fees payable by the Insurance Subsidiaries to Stephens, Inc., in connection with this transaction, all of which fees have been or will be paid and reflected in Final Statutory Surplus.

            3.12 Collective Bargaining Agreements. None of the Insurance Subsidiaries is a party to or subject to any collective bargaining agreement with any labor union. There are no labor controversies pending or, to the Knowledge of Seller, threatened against the Insurance Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            3.13 Insurance. Each of the Insurance Subsidiaries carries insurance with insurers that, to the Knowledge of Seller, as of the date hereof, are solvent, in amount and types of coverage which are customary in the industry and against risks and losses which are usually insured against by Persons holding or operating similar properties and similar businesses as the Insurance Subsidiaries. Except as set forth on Schedule 3.13, as of the date hereof, no material claims have been asserted under any of such insurance policies or relating to the properties, assets or operations of the Insurance Subsidiaries since September 30, 1999.

            3.14 Intellectual Property. Schedule 3.14 sets forth a true, correct and complete list, as of the date hereof, and a brief description of the material patents, patent applications, trademarks, trademark registrations, applications for trademark registrations, trade secrets, service marks, service mark registrations, applications for service mark registrations, trade names, copyright registrations or applications for copyright registrations or copyrights, and computer software programs and source codes (collectively referred to as "Intellectual Property") licensed or owned by the Insurance Subsidiaries or material to the business operations of the Insurance Subsidiaries as of the date hereof. The Insurance Subsidiaries own or possess adequate licenses or other rights to use the Intellectual Property and all other intellectual property rights material to the Insurance Subsidiaries, and the same are sufficient to conduct the business of the Insurance Subsidiaries as they are now being conducted. The operations of the Insurance Subsidiaries do not infringe and, to the Knowledge of Seller, as of the date hereof, no one has asserted to Seller or the Insurance Subsidiaries that such operations infringe, upon any intellectual property owned, possessed or used by any third party. To the Knowledge of Seller, as of the date hereof, there are no third parties whose operations infringe nor has anyone asserted that such operations conflict with or infringe, the Intellectual Property (or any other intellectual property) owned, possessed or used by the Insurance Subsidiaries as of the date hereof. Except as set forth on Schedule 3.14, the execution and delivery of this Agreement by Seller, the consummation of the transactions contemplated hereby, and the continued use by the Insurance Subsidiaries of the Intellectual Property (and any other intellectual property used by the Insurance Subsidiaries) after the Closing, will neither cause the Insurance Subsidiaries to be in violation or default under any licenses, sublicenses or other agreements to which the Insurance Subsidiaries or Seller are a party and pursuant to which the Insurance Subsidiaries are authorized to use the Intellectual Property (and any other intellectual property used by the Insurance Subsidiaries), nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, except where any such violation, default, termination or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            3.15 Compliance with Law. Except as set forth on Schedule 3.15, the businesses of the Insurance Subsidiaries have been conducted in all material respects in accordance with all Legal Requirements applicable to the Insurance Subsidiaries (excluding ERISA, which is covered by Section 3.10); provided, however, that no representation or warranty is made in this sentence with respect to conduct not in accordance with any of the foregoing that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth on Schedule 3.15, neither Seller nor any of the Insurance Subsidiaries has received any written notice of alleged material violations of any of the foregoing, other than written notices received prior to January 1, 1999, which have been cured or otherwise remedied or responded to, and there are no pending or, to the Knowledge of Seller, threatened hearings or investigations with respect to alleged material violations of any of the foregoing.

            3.16 Licenses and Permits. Except as set forth on Schedule 3.16, each of the Insurance Subsidiaries has obtained, and is in compliance in all material respects with, all necessary licenses, permits, consents, approvals, orders, certificates, authorizations, declarations and filings required by all Government Entities and all courts and other tribunals for the lawful ownership and use of their properties and assets and the conduct of the businesses and operations of the Insurance Subsidiaries as now conducted (collectively, the "Required Licenses"), and, as of the date hereof, there are no proceedings pending or, to the Knowledge of Seller, threatened which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any such Required License; provided, however, that no representation or warranty is made in this Section 3.16 with respect to revocations, cancellations, suspensions or modifications of Required Licenses that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. None of the Required Licenses will be terminated or impaired or become terminable as a result of the execution of this Agreement or consummation of the Transactions contemplated hereby, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

            3.17 Value of Securities. Notwithstanding anything to the contrary in this Agreement, Purchaser acknowledges and agrees that Seller makes no representation or warranty with respect to the value, liquidity or condition of any Securities.

            3.18 Contracts. Schedule 3.18 sets forth a complete and accurate list, as of the date hereof, of all contracts to which the Insurance Subsidiaries are a party (excluding policies of insurance or reinsurance in the ordinary course of business) or by which any of their respective assets are bound which contain obligations of the Insurance Subsidiaries in excess of $250,000 or which are otherwise material to the business of the Insurance Subsidiaries taken as a whole (collectively, the "Contracts"). Neither Seller nor the Insurance Subsidiaries have received written notice of a cancellation of or an intent to cancel any Contract whose cancellation would have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of Seller, there exists no breach or event of default on the part of the Insurance Subsidiaries with respect to such Contracts which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            3.19 Title to Assets. The Insurance Subsidiaries have good title to, or valid and subsisting leasehold interests in, all real and material personal property and other material assets on their books and reflected on each Insurance Subsidiary's balance sheet at December 31, 1998 or acquired in the ordinary course of business since December 31,

1998 which would have been required to be reflected on such balance sheet if acquired on or prior to December 31, 1998, other than assets which have been disposed of in the ordinary course of business and those assets the failure of which to have good title to, or valid and subsisting leasehold interests in, would not, individually or in the aggregate, have a Material Adverse Effect.
Schedule 3.19 sets forth a true and complete listing, as of the date hereof, of all real property owned by the Insurance Subsidiaries and all real estate leases or subleases to which the Insurance Subsidiaries are a party. None of such assets is subject to any lien, pledge, security interest, claim, easement, limitation, restriction or encumbrance of any kind or nature whatsoever, or any agreement to give any of the foregoing, except as set forth on Schedule 3.19 or reflected in the financial statements of the Insurance Subsidiary as of December 31, 1998 or which in the aggregate are not substantial in amount or do not materially interfere with the present use of such property or assets. Except as set forth on Schedule 3.19 and as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Insurance Subsidiaries have the right to quiet enjoyment of all property leased by any of them for the full term of each such lease or sublease or similar agreement (or any renewal option) relating thereto and such leased property is not subject to any failure to have the right to quiet enjoyment.

            3.20 Transactions with Certain Persons.

                  (a) Except as set forth on Schedule 3.20, to the Knowledge of Seller, neither any officer, director or employee of Seller, the Insurance Subsidiaries or any Affiliate, nor any member of any such individual's immediate family, is presently a party to any material transaction with the Insurance Subsidiaries, including any contract or other binding arrangement (i) providing for the furnishing of material services by such Person (except in such Person's capacity as an officer, director, employee or consultant), (ii) providing for the rental of material real or personal property from such Person, or (iii) otherwise requiring material payments to such Person (other than for services as an officer, director, employee or consultant of Seller or the Insurance Subsidiaries).

                  (b) As of the date hereof, except as set forth on Schedule
3.20 or in the ordinary course of business consistent with past practice, since December 31, 1998 no Intercompany Receivables or Intercompany Payables have been settled, except in connection with the termination of the Institutional Business.

                  (c) The Net Intercompany Balance is not positive.

            3.21 Reinsurance and Retrocessions. Schedule 3.21 sets forth a true and complete list of all reinsurance and retrocession treaties and agreements in force as of the date of this Agreement to which the Insurance Subsidiaries are a ceding party, any terminated or expired treaty or agreement under which there remains any outstanding liability from one reinsurer with respect to paid or unpaid case reserves in excess of $100,000 and any treaty or agreement with any Affiliate of the Insurance Subsidiaries, the effective date of each such treaty or agreement, and the termination date of any treaty or agreement which has a definite termination date. To the Knowledge of Seller, the Insurance Subsidiaries are not in default in any respect as to any provision of any reinsurance or retrocession treaty or agreement and have not failed to meet the underwriting standards required for any business reinsurance thereunder except for defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            3.22 Environmental Laws. (a) To the Knowledge of Seller, except as set forth on Schedule 3.22 and as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Insurance Subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all Environmental Permits required under such laws for the conduct of their business and operations, (ii) there are no past, present or future events, conditions, circumstances, practices, plans or legal requirements that would prevent, or increase the burden on, the Insurance Subsidiaries of complying with applicable Environmental Laws or of their obtaining, renewing or complying with all Environmental Permits required under such laws for the conduct of their business and operations, and (iii) there are and have been no conditions at any property owned, operated or otherwise used by the Insurance Subsidiaries now or in the past, or at any other location, that would give rise to liability of the Insurance Subsidiaries under any Environmental Law.

            (b) Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 3.22 do not address any liability or obligation of the Insurance Subsidiaries arising from any obligation the Insurance Subsidiaries may have to defend or indemnify an insured, pursuant to a contract of insurance or reinsurance, with respect to any claim relating to Hazardous Materials or under any Environmental Law.

            3.23 No Material Adverse Change. Except as set forth on Schedule 3.23, since September 30, 1999, there has been no change in the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Insurance Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            3.24 Insurance Business. Except as otherwise would not reasonably be likely to have a Material Adverse Effect:

                  (a) all policies, binders, slips, certificates, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Insurance Subsidiaries are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto. Premium rates established by the Insurance Subsidiaries that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance status, regulations and rules applicable thereto.

                  (b) All insurance policy and annuity contract benefits payable by any of the Insurance Subsidiaries and, to the Knowledge of Seller, by any other Person that is a party to or bound by any reinsurance, coinsurance or other similar agreement with any of the Insurance Subsidiaries, have been paid in accordance with the terms of the insurance policies, annuity contracts and other contracts under which they arose, except for such benefits for which there is a reasonable basis to contest payment.

                  (c) All advertising, promotional and sales materials and other marketing practices used by any of the Insurance Subsidiaries or any agent of any of the Insurance Subsidiaries have complied and are currently in compliance with all applicable laws.

                  (d) Each insurance agent, at the time such agent wrote, sold or produced business for any of the Insurance Subsidiaries since January 1, 1998, was duly licensed as an insurance agent (for the type of business written, sold or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold or produced such business.

                  (e) No insurance agent or broker at the time such agent or broker wrote, sold or produced business for any of the Insurance Subsidiaries, violated (or with notice or lapse of time or both would have violated) any term or provision of any law or order applicable to any aspect (including, but not limited to, the writing, sale or production) of the business of any of the Insurance Subsidiaries.

                  (f) As of the Closing Date, all insurance or investment policies, plans, or contracts, financial products, employee benefit plans, individual retirement accounts, or any similar or related policy, contract, plan or product, whether individual, group or otherwise including annuity contracts, life insurance contracts and variable contracts, (the "Insurance Product(s)") issued, assumed, modified, exchanged or sold by any of the Insurance Subsidiaries comply (and have complied since the time of issuance, assumption, modification, exchange or sale) with all requirements of the Code, and the rules and regulations thereunder, relating to the qualifications and/or tax treatment for which the Insurance Products were intended to qualify or for which any of the Insurance Subsidiaries represented any or all of the Insurance Products qualified, including sections 72,

      79, 101 104, 105, 106, 125, 130, 264, 401, 402, 403, 404, 408, 412, 415,
      419, 419A, 457, 501, 505, 817, 818, 1035, 7702, 7702A and 7702B. No life insurance contract issued, assumed, modified, exchanged or sold by any of the Insurance Subsidiaries is a "modified endowment contract" within the meaning of section 7702A of the Code, except for a life insurance contract that was issued and administered as such.

                  All annuity contracts and life insurance policies that are intended to qualify as "variable contracts" meet (and have met since issuance) the requirements of section 817(h) of the Code, and all segregated asset accounts held with respect to such contracts are, to the extent required, adequately diversified. The Insurance Subsidiaries' separate accounts have been maintained in compliance with the requirements of section 817 of the Code at all relevant times. Each of the Insurance Subsidiaries is treated as the owner, for federal income tax purposes, of all assets underlying each annuity and life insurance contract.

                  (g) In providing recordkeeping and administrative services with respect to customers' Insurance Products whether individual or group retirement or deferred compensation plans or arrangements, and with respect to any life insurance or annuity contracts issued, assumed, modified, exchanged or sold by any of the Insurance Subsidiaries as of the Closing Date, the Insurance Subsidiaries are in compliance with the applicable administrative requirements of the Code, including sections 72, 401(a), 401(k), 403(b), 408(k), 408(p), 457(b), 7702 and 7702A of the Code
      and the rules and regulations thereunder, and, to the extent applicable, the requirements of Parts 2, 3 and 4 of Title I of ERISA.

                  (h) The underwriting standards utilized and ratings applied by each of the Insurance Subsidiaries with respect to insurance policies, annuity contracts or guaranteed investment contracts outstanding as of the date hereof have been provided to Purchaser and, with respect to any such policy or contract reinsured in whole or in part, conform in all material respects to the standards and ratings required pursuant to the terms of the related reinsurance, coinsurance or other similar contracts and Seller has provided Purchaser with copies of all underwriting policies and procedures for each of the Insurance Subsidiaries.

            3.25 Title to Assets; Sufficiency. (a) Except as would not reasonably be likely to have a Material Adverse Effect (i) Seller has good title to all of the Acquired Assets, free and clear of all Liens (except for Liens arising under the Assumed Contracts), and (ii) at the Closing, subject to the entry and effectiveness of the 363/365 Order, Purchaser will acquire the Acquired Assets, free and clear of all Liens (except for Liens arising from acts of Purchaser or under the Assumed Contracts).

                  (b) Other than insurance licenses and qualifications necessary to conduct the insurance business, the Acquired Assets constitute all the assets, properties and rights of Seller necessary for Purchaser to conduct the Acquired Business immediately following the Closing in all material respects as currently conducted.

            3.26 Government Regulation - Investment Advisers.

                  Except as identified on Schedule 3.26, neither Seller nor any of its Subsidiaries is an "investment adviser" required to be duly registered under the Investment Advisers Act as such. Each entity which is so identified is in compliance in all material respects with all laws, rules and regulations applicable to the conduct of the business of an investment adviser as conducted by such entity with respect to the Funds. Each "investment adviser representative," within the meaning of Rule 203A-3 under the Advisers Act, of each such entity is registered in any state in which such representative is required to be registered (with respect to the Funds) and, to the Knowledge of Seller, is in compliance in all material respects with all laws, rules and regulations applicable to such representative's activities authorized by and conducted on behalf of such entity (with respect to the Funds).

            3.27 Government Regulation - Investment Company.

                  (a) Except as identified on Schedule 3.27, neither of the Insurance Subsidiaries is an "investment company," within the meaning of the Investment Company Act, which is required to be registered under that Act in order to engage in the transactions described in Investment Company Act ss.7.

                  (b) Seller or the appropriate Insurance Subsidiary or other Subsidiary of Seller has a written investment advisory agreement with each of Separate Account Ten of Integrity, The Legends Fund, Inc. and Select Ten Plus Fund L.L.C. (collectively, the "Funds") pursuant to which it serves as investment adviser to that Fund. Each of such agreements is in full force and effect and no party thereto is in default thereunder. As to each investment advisory agreement relating to a Fund, it will terminate upon the consummation of the transaction contemplated by this Agreement.

                  (c) Neither Seller nor any of its Subsidiaries nor any "interested person" of Seller or of a Subsidiary of Seller, as such term is defined in the Investment Company Act, receives or is entitled to receive any compensation directly or indirectly, except in each case compensation that complies with Investment Company Act ss.17, (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Funds, other than bona fide ordinary compensation as principal underwriter for a Fund or (ii) from any of the Funds or its security holders for other than bona fide investment advisory or other services.

                  (d) Neither Seller, nor any of its Subsidiaries, nor any "affiliated person" of Seller or of any Subsidiary (as the term "affiliated person" is defined in the Investment Company Act) has engaged in any activity, been convicted of any crime or become subject to any limitation that would be the basis for disqualification as an employee, officer, director, trustee, investment adviser or principal underwriter for any Fund pursuant to Investment Company Act ss.ss.9(a) or 9(b).

                  (e) Each Fund is duly registered as an investment company under the Investment Company Act and any applicable state securities law. Each such federal and state registration is in full force and effect and was in full force and effect at all times when such registration was required.

                  (f) All beneficial interests in each Fund are held by one or more separate accounts of the Insurance Subsidiaries, and public access to each Fund is available exclusively through the purchase of variable annuity contracts. Shares of each Fund have been duly registered under the Securities Act and qualified under applicable state securities laws, and (i) the related registration statements were effective under the Securities Act and applicable state securities laws at all times when such effectiveness was required and (ii) no stop order suspending the effectiveness of any such registration statement has been issued.

                  (g) Each Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority (including all necessary permits, licenses, registrations and similar authorizations) to carry on its business in all material respects as such business is now and was heretofore conducted.

                  (h) Each Fund is, and has been since it commenced operations, in material compliance with all applicable federal and state securities laws and with all applicable investment policies and restrictions, including without limitation any investment policies and restrictions set forth in the prospectus, statement of additional information or governing instrument of the Fund. To the extent necessary, each Fund has been managed in compliance with the qualification of the Fund as a "regulated investment company" under Subchapter M of the Code since it commenced operations.

                  (i) Each registration statement, prospectus, statement of additional information, proxy statement and report to shareholders, as amended or supplemented, of each Fund, and all supplemental advertising and marketing material relating to that Fund, complies, or complied when used, with the Securities Act and the Investment Company Act and the regulations thereunder, applicable state laws and, where applicable, the rules of the NASD. Such registration statements, prospectuses, statements of additional information, proxy statements and reports to shareholders, amendments, supplements, and supplemental advertising and marketing material (i) do not or did not include when used an untrue statement of a material fact; and (ii) do not omit or when used did not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. All supplemental advertising or marketing materials relating to that Fund that were required to be filed with the NASD have been timely filed therewith.

                  (j) Each Fund has fully adopted procedures pursuant to Rules 17a-7, 17e-1 and 10f-3 under the Investment Company Act to the extent applicable and is, and has been since it commenced operations, in compliance with the requirements of Section 17(a), 17(e) and 10(f) of the Investment Company Act and Rules 17a-7, 17e-1 and 10f-3 thereunder to the extent applicable.

                  (k) Each Fund is, and has been since it commenced operations,
(i) governed by a board of directors or trustees consisting of at least 50% of its directors or trustees who are not "interested persons" of that Fund, Seller or any of its Subsidiaries, or Seller or any affiliate thereof and (ii) in compliance with the requirements and restrictions of ss.ss.10 and 16 of the Investment Company Act and Rule 12b-1 thereunder to the extent applicable.

            3.28 Government Regulation - Broker-Dealer. Except as identified on
Schedule 3.28, neither Seller nor any of its Subsidiaries is a "broker" or "dealer" within the meaning of the Exchange Act. Each entity which is so identified is in compliance in all material respects with all laws, rules and regulations applicable to the conduct of the business of a broker-dealer as conducted by such entity.

            3.29 Government Regulation - Transfer Agent. Neither Seller nor any of its Subsidiaries is required to be registered as a "transfer agent" under the Exchange Act with respect to the Funds.

            3.30 Government Regulation - Reports. Seller and each of its Subsidiaries has filed all material reports required to be filed by it under the Exchange Act (including, without limitation, Exchange Act ss.ss.13(d), (g) and
(f)) or the rules promulgated thereunder.

            3.31 Government Regulation - Commodities and Futures. Neither Seller nor any of its Subsidiaries is required to be registered with the National Futures Association or Commodities Futures Trading Commission under the Commodities Exchange Act.

            3.32 Code of Ethics. Each Fund has adopted codes of ethics and similar policies at least as and to the extent required by statutes applicable to them, including without limitation (but as to any entity only if and as applicable to it), Investment Company Act ss.17(j) and Rule 17j-I thereunder relating to a formal code of ethics and Advisers Act ss.204A relating to a policy prohibiting insider trading. There have been no material instances of non-compliance with such policies.

            3.33 Separate Accounts.

                  (a) Each separate account maintained by an Insurance Subsidiary (collectively, the "Separate Accounts") is duly and validly established and maintained under the laws of its state of formation and is either excluded from the definition of an investment company pursuant to Section 3(c)(11) of the Investment Company Act or is duly registered as an investment company under the Investment Company Act. Each such Separate Account, if registered, is operated in compliance with the Investment Company Act, has filed all reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for its operations as presently conducted. The insurance contracts under which Separate Account assets are held are duly and validly issued and are either exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act or were sold pursuant to an effective registration statement under the Securities Act, and any such registration statement is currently in effect to the extent necessary to allow the appropriate Insurance Subsidiary to receive contributions under such policies.

                  (b) To the extent required, the assets of each Separate Account are adequately diversified within the meaning of Section 8.17(h) of the Code.

            3.34 Materiality. Notwithstanding anything to the contrary contained herein, no representation or warranty is made in any of Sections 3.26 through
3.33 with respect to matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                                    ARTICLE 4

                               REPRESENTATIONS AND
                             WARRANTIES OF PURCHASER

            Purchaser represents and warrants to Seller as follows:

            4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified and licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it make such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

            4.2 Authorization; Binding Agreement. Purchaser has the full legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery of this Agreement be Seller) constitutes a legal, valid and binding agreement of Purchaser, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

            4.3 Noncontravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or equivalent governing instruments) of Purchaser, (b) require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contracts and Other Agreements to which Purchaser is a party or by which any material portion of its properties or assets may be bound or (c) violate any Legal Requirements applicable to Purchaser or any material portion of its properties or assets; provided, however, that no representation or warranty is made in the foregoing clauses (b) and (c) with respect to matters that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

            4.4 Governmental Approvals. No consent, approval or authorization of, or declaration or filing with, any Governmental Entity on the part of Purchaser that has not been obtained or made is required in connection with the execution or delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby, other than (a) filings under the HSR Act, the Exchange Act, the Investment Company Act and the Investment Advisers Act, (b) approvals, filings and/or notices required under any applicable insurance laws, and (c) consents, approvals, authorizations, declarations or filings that, if not obtained or made would not, individually or in the aggregate, reasonably be expected to result in a Purchaser Material Adverse Effect.

            4.5 Finders and Investment Bankers. None of Purchaser or any of its respective officers, or directors has incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

            4.6 Financing. Purchaser has, and as of Closing will have, sufficient funds to consummate the transactions contemplated hereby, including, without limitation, payment of the Purchase Price.

                                    ARTICLE 5

                                    COVENANTS

            5.1 Conduct of Business of the Insurance Subsidiaries. Except as contemplated by this Agreement, during the period commencing on the date hereof and ending at the Closing, each of the Insurance Subsidiaries shall, and Seller shall cause each of the Insurance Subsidiaries to, use commercially reasonable efforts (in light of the exigencies presented to a debtor or debtor-in-possession in circumstances substantially similar to those of Seller and the Insurance Subsidiaries, including the information contained in the SEC Filings) to preserve intact its business organization and relationships with its customers and employees. Subject to any obligations as a debtor or debtor-in-possession under the Bankruptcy Code, except as otherwise expressly provided in this Agreement or as set forth on Schedule 5.1, prior to the Closing, none of the Insurance Subsidiaries will, without the prior written consent of Purchaser:

                  (a) amend or propose to amend its certificate of incorporation or by-laws (or equivalent governing instruments);

                  (b) authorize for issuance, issue, sell, pledge, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issuance or granting of any options, warrants, calls, subscriptions, stock appreciation rights or other rights or other agreements) any capital stock of any class or any securities convertible into or exchangeable for shares of capital stock of any class of any of the Insurance Subsidiaries;

                  (c) split, combine or reclassify any Shares or declare, pay or set aside for payment any dividend or other distribution in respect of any Shares, or redeem, purchase or otherwise acquire any Shares;

                  (d) amend or otherwise change any existing Plan, or establish any Plan or increase in any manner the compensation payable or to become payable by the Insurance Subsidiaries to any of their respective directors, officers or employees, other than in the ordinary course of business consistent with past practice or as required under any existing Plan, or enter into any employment or severance agreement with or grant any severance or termination pay to any director, officer or employee of the Insurance Subsidiaries, other than in accordance with existing Plans;

                  (e) except for the liquidation of the Securities on the Asset List in accordance with Section 2.11, enter into any other agreements, commitments or contracts that are material to the Insurance Subsidiaries, other than in the ordinary course of business consistent with past practice;

                  (f) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other means, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof;

                  (g) incur or assume any indebtedness for borrowed money or guarantee any indebtedness for borrowed money, in each case other than in the ordinary course of business;

                  (h) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions set forth in Article 6 not being satisfied;

                  (i) change its methods of accounting in effect at September 30, 1999, except as required by changes in GAAP or SAP;

                  (j) take any action impairing its rights in any Contract other than in the ordinary course of business;

                  (k) commit any act which constitutes a material breach or default under any Contract;

                  (l) except with regard to claims disputes in the ordinary course of business, commence any material litigation or arbitration;

                  (m) except in the ordinary course of business, sell, assign or transfer any material assets;

                  (n) except as required by law and disclosed to Purchaser in writing at the earliest practicable date, make or change any material election in respect of Taxes, settle any claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or file any consolidated Tax Return which includes Seller and either Insurance Subsidiary or both; or

                  (o) agree, commit or arrange to do any of the foregoing.

            5.2 Access and Information. Between the date of this Agreement and the Closing, Seller shall, and shall cause the Insurance Subsidiaries to, afford Purchaser and its authorized representatives (including its accountants, financial advisors and legal counsel) reasonable access during normal business hours to all of the properties, personnel, Contracts and Other Agreements, any documents relating to Tax Returns of the Insurance Subsidiaries and other books and records of the Insurance Subsidiaries and shall promptly deliver or make available to Purchaser
(a) a copy of each report, schedule and other document filed by the Insurance Subsidiaries pursuant to the requirements of federal securities laws and (b) all other information concerning the business, properties, assets and personnel of the Insurance Subsidiaries as Purchaser may from time to time reasonably request, including access to outside counsel of the Insurance Subsidiaries in connection with the review of any claim, dispute, action, proceeding, suit, appeal, investigation or inquiry pending or threatened against the Insurance Subsidiaries. Purchaser shall hold, and shall cause its representatives (as defined in the letter agreement dated April 24, 1999, as amended (the "Confidentiality Agreement"), between Seller and Purchaser) to hold, all Information (as defined in the Confidentiality Agreement) in confidence in accordance with the terms of the Confidentiality Agreement and, in the event of the termination of this Agreement for any reason, Purchaser shall promptly return or destroy all Information in accordance with the terms of the Confidentiality Agreement.

            5.3 Reasonable Best Efforts; Additional Actions.

                  (a) Subject to the terms and conditions herein (including, without limitation, Section 5.4), each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using its reasonable best efforts to (i) obtain all consents, amendments to or waivers under the terms of any contractual arrangements required by the transactions contemplated by this Agreement, (ii) effect promptly all necessary or appropriate registrations and filings with Governmental Entities, including filings and submissions pursuant to the HSR Act, the Exchange Act, the Investment Act and the Investment Advisers Act, (iii) effect promptly and prosecute diligently (including responding to all reasonable requests for supplemental information) all approvals, filings and/or notices required under any applicable insurance laws for the consummation of the transactions contemplated by this Agreement, (iv) defend any lawsuit or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transaction contemplated hereby, and (v) fulfill or cause the fulfillment of the conditions to Closing set forth in
Article 6. Without limiting the generality of the foregoing, Purchaser shall file all filings, applications and notices contemplated by clause (iii) of this
Section 5.3(a) as promptly as practicable after the date of this Agreement.

                  (b) In addition to the provisions of this Agreement, from time to time after the Closing Date, Seller and Purchaser will use all commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer or assumption, as the case may be, and take such other action as may be reasonably requested to implement more effectively the conveyance and transfer of the Acquired Assets to Purchaser and the assumption of the Assumed Liabilities by Purchaser.

                  (c) Purchaser and Seller shall have the right to review in advance, and shall consult with the other party on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Seller, the Insurance Subsidiaries or Purchaser, as the case may be, and any of their respective Affiliates, which appear in any filing made with, or written materials submitted to, any Governmental Entity or any other third party in connection with the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of any permit, consent, approval or authorization of a Governmental Entity or other third party necessary or advisable to consummate the transactions contemplated by this Agreement and each party shall keep the other apprised of the status of obtaining any such permit, consent, approval or authorization. The party responsible for any such filing shall promptly deliver to the other party evidence of the filing of all applications, filings, registrations and notifications relating thereto, and any supplement, amendment or item of additional information in connection therewith. The party responsible for a filing shall also promptly deliver to the other party a copy of each notice, order, opinion and other item of correspondence received from or sent to any Governmental Entity by such filing party in respect of any such application. In exercising the foregoing rights and obligations, Purchaser and Seller shall act reasonably and promptly.

                  (d) Purchaser and Seller shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of Purchaser, the Insurance Subsidiaries or any of their respective Affiliates to any Governmental Entity in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

                  (e) Purchaser and Seller shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

            5.4 Overbid Procedures. The parties acknowledge that, notwithstanding anything to the contrary herein, under the Bankruptcy Code and applicable law Seller must take reasonable steps to demonstrate that it has sought to obtain the highest or best price possible for the Acquired Assets, including, but not limited to, giving notice of the transactions contemplated by this Agreement to creditors and other interested parties as ordered by the Bankruptcy Court, providing information about the Acquired Business to responsible bidders subject to appropriate confidentiality agreements, entertaining higher or better offers from responsible bidders, and, if necessary, conducting an auction. To facilitate the foregoing, Seller shall, promptly following the Petition Date, seek the entry of an order (the "Overbid Procedures Order") providing for procedures substantially similar to the following procedures:

                  (a) Seller shall give notice of the transactions contemplated by this Agreement to such persons and in such manner as the Bankruptcy Court shall direct.

                  (b) Unless this Agreement has been terminated in accordance with its terms and except as provided pursuant to Section 5.4(a), Seller will not authorize or permit any of its officers, directors or employees, or any investment banker, financial adviser, attorney, accountant or any other representative to solicit, initiate or encourage, or take any other direct or indirect action to facilitate, any inquiry or the making of any proposal that constitutes, or may reasonably expected to lead to, an Overbid (as hereinafter defined); provided, however, that if, after Bankruptcy Court approval of the Overbid Procedures Order, the Board of Directors of Seller determines in good faith that it is necessary to do so to comply with its fiduciary duties under corporate law or the Bankruptcy Code, Seller may, in response to an unsolicited Overbid (x) provide public and non-public information concerning the Acquired Business to those parties who have delivered an Overbid, which meets the requirements of clause (c) below, provided that such party executes a confidentiality agreement substantially the same as the Confidentiality Agreement, and (y) participate in negotiations or discussions concerning such Overbid. Seller shall promptly notify Purchaser in writing of (i) any proposal received from any third party within 24 hours of the Seller's receipt of such proposal, and (ii) any inquiry or request for information from any third party within five Business Days of receipt of such inquiry or request. Notices by the Seller pursuant to the preceding sentence shall include (to the extent known by the Seller) the material terms and conditions of such inquiry, proposal or request and the identity of the person making such inquiry, proposal or request. Seller shall keep Purchaser informed of the status (including amendments or proposed amendments) of any such inquiry, proposal or request, and upon the request of Purchaser shall identify and furnish to Purchaser all information provided in response to any such inquiry, proposal or request.

                  (c) Seller will consider as higher or better offers ("Overbids") for the Acquired Business and Assumed Liabilities only those proposals that meet all of the following requirements:

                        (i) Overbids that propose consideration having a readily ascertainable fair market value of not less than $3,500,000 in excess of the sum of the Purchase Price (without taking into account possible adjustments hereunder) and any amounts payable pursuant to Section 7.3, subject to adjustments no less favorable to Seller than the adjustments hereunder.

                        (ii) Overbids that are in the form of this Agreement marked to show all changes thereto and that are on terms and conditions no less favorable in the aggregate to Seller than terms and conditions contained in this Agreement, including, but not limited to, the Escrow, the indemnities and the time of closing.

                        (iii) Overbids that are delivered to Seller with copies to Purchaser not later than 5:00 p.m. Eastern Standard Time on the seventh Business Day prior to the date set for the hearing to approve the transactions contemplated by this Agreement (the "Section 363/365 Hearing") and that are accompanied by appropriate evidence (as determined in good faith by Seller) of the bidder's financial ability to consummate a transaction on or prior to the Closing Date.

                        (iv) With respect to subsequent Overbids (including any by Purchaser), Overbids that include additional consideration of at least $1,000,000 over the highest previous Overbid.

                  (d) If any qualified Overbids are timely received, an auction will be conducted on the second business day following the due date for Overbids at the offices of counsel for Seller at which only Purchaser, any member of the "statutory committee" appointed in the Chapter 11 Case and any person who has timely submitted an Overbid in conformity with this Section 5.4 shall be entitled to participate. At the auction, bidding shall begin with the highest qualifying Overbid and shall not conclude until each participating bidder has had the opportunity to submit any additional Overbid with full knowledge of the existing highest bid.

                  (e) Seller shall determine in good faith whether a submitted Overbid meets the requirements described herein and whether this Agreement or such Overbid constitutes the highest or best offer for the Acquired Assets and Assumed Liabilities. The highest or best offer so determined so determined by Seller shall be submitted to the Bankruptcy Court for approval at the Section 363/365 Hearing. Purchaser shall be deemed a party in interest with standing to appear and be heard in connection with any motion, hearing, or other proceeding relating to this Agreement or any Overbid.

            5.5 Bankruptcy Actions.

                  (a) As promptly as practicable after the Petition Date, Seller will file with the Bankruptcy Court a motion, supporting papers, notices and proposed Overbid Procedures Order, all in form and substance reasonably satisfactory to Purchaser, seeking the Bankruptcy Court's approval of the terms of Sections 5.4 and 7.3 and observance and performance of such terms by Seller and Purchaser during the pendency of the Chapter 11 Case.

                  (b) After the Petition Date, Seller will file with the Bankruptcy Court the Section 363/365 Motion, and supporting papers and notices all in form and substance reasonably satisfactory to Purchaser, seeking the Bankruptcy Court's approval of this Agreement and the transactions contemplated hereby.

                  (c) Seller will provide Purchaser with copies of all motions, applications and supporting papers prepared by Seller (including forms of orders and notices to interested parties) relating in any way to Purchaser, the Acquired Assets or the transactions contemplated by this Agreement prior to the filing thereof in the Chapter 11 Cases.

                  (d) Seller shall give appropriate notice, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby.

                  (e) Seller shall take all commercially reasonable actions required to be taken by Seller necessary to assume and assign the Assumed Contracts, including all actions to be taken pursuant to section 365 (b) and (f) of the Bankruptcy Code.

            5.6 Public Announcements. The initial press release or releases with respect to the transactions contemplated by this Agreement shall be in the form agreed to by Seller and Purchaser. Thereafter, for as long as this Agreement is in effect, Seller and Purchaser, shall not, and shall cause their Subsidiaries and Affiliates not to, issue or cause the publication of any press release or any other announcement (including without limitation announcements to employees, agents or policyholders) with respect to this Agreement or the transactions contemplated hereby without the consent of the other, except where such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirements.

            5.7 Certain Employee Matters.

                  (a) On or before the fifth day prior to the Closing Date, Purchaser shall offer, or shall cause one or more of the Insurance Subsidiaries to offer, employment to any one or more of the individuals identified on
Schedule 3.10(a) (the "Employees"), each such offer to be contingent upon the consummation of the transactions contemplated by this Agreement. (Each Employee who accepts Purchaser's offer of employment on or prior to the Closing Date shall hereinafter be referred to as a "Transferred Employee" and collectively as "Transferred Employees"). Purchaser or the applicable Insurance Subsidiary shall be free to terminate the employment of any Transferred Employee so employed thereby at any time after the Closing Date.

                  (b) Effective as of the Closing Date, the Purchaser shall assume the sponsorship (or liabilities, as the case may be) of, or shall cause one or more of the Insurance Subsidiaries to assume the sponsorship (or liabilities, as the case may be) of, (i) the Arm Severance Plan, in the form set forth on Annex A to Schedule 3.10(a), (ii) the Stay-Pay Incentive Arrangement in the form set forth on Annex B to Schedule 3.10(a) (iii) the Nonqualified Deferred Compensation Plan, in the form set forth on Annex C to Schedule 3.10(a), and (iv) accrued and earned, but unused, vacation time (such plans to be referred to herein as the "Assumed Plans").

                  (c) Without limiting the foregoing, Purchaser shall credit each Transferred Employee with all of his or her service for Seller or either of the Insurance Subsidiaries under Purchaser's employee benefit plans, arrangements and policies for purposes of eligibility and vesting only (and not for purposes of benefit accrual, except for the purposes of benefit accrual under the Assumed Plans), but solely to the extent that such service was credited thereto under similar employee benefit plans, arrangements and policies of Seller or the Insurance Subsidiaries immediately prior to the Closing Date.

                  (d) Purchaser and its respective Subsidiaries will, or will cause the Insurance Subsidiaries to provide each Transferred Employee with credit for any co-payments and deductibles paid thereby in the year 2000 under Seller's respective plans prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans in which such employees are eligible to participate after the Closing Date.

            5.8 Tax - 338(h)(10). Seller and Purchaser agree to perform the calculations necessary to determine the economic effect to the parties if they were to jointly elect (the "Election") to treat the purchase transactions contemplated hereby as an acquisition of assets under Section 338(h)(10) of the Code. The parties agree to make such Election if it would be mutually beneficial and that any benefit arising from such Election shall be shared equally between Seller and Purchaser.

            5.9 Escrow As Sole Remedy. Notwithstanding anything to the contrary contained herein, from and after the Closing Date distributions from the Escrow Account in accordance with the Escrow Agreement shall be the sole and exclusive remedy for any breach by Seller of any representation, warranty, covenant or obligation made or undertaken in this Agreement or in connection with the transactions contemplated hereby, except for Seller's obligation under Section
7.3 to reimburse Purchaser for Expenses incurred. Without limiting the generality of the foregoing, Purchaser expressly and irrevocably agrees that any officers, directors or employees of Seller or any of its affiliates shall not be liable for any breach by Seller of any representation, warranty, covenant or obligation made or undertaken in this Agreement or in connection with the transactions contemplated hereby.

            5.10 Unfair burden. Purchaser shall ensure that (i) none of the transactions contemplated by this Agreement will cause the imposition of an "unfair burden" (as such term is defined in Investment Company Act ss.15(f)) on any of the Funds and (ii) the benefits of that such Section of the Investment Company Act are available to the Funds.

                                    ARTICLE 6

                                   CONDITIONS

            6.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the sale of Shares and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

                  (a) the Overbid Procedures Order and the Section 363/365 Order shall have been entered by the Bankruptcy Court, and each such order shall not have been (i) stayed or reversed or (ii) modified or amended in a materially adverse manner to either Seller or Purchaser without such party's consent; and no order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding initiated by any Governmental Entity seeking an injunction against the transactions contemplated by this Agreement shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby;

                  (b) all consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made and shall remain in full force and effect (as the case may be), except for filings and any other documents required to be filed after the Closing and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect (all such consents, authorizations, orders, approvals, filings and registrations being referred to herein as the "Requisite Regulatory Approvals");

                  (c) the transactions contemplated by the Settlement Agreements shall have been consummated (including the execution and delivery of the GenAm Option Agreement and the Value Confidentiality Agreement);

                  (d) any waiting period applicable to the transactions contemplated hereby under the HSR Act shall have expired or been terminated; and

            6.2 Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the purchase of Shares and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following additional conditions:

                  (a) Seller shall have performed in all material respects the covenants and obligations required to be performed by it under this Agreement at or prior to the Closing;

                  (b) The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (except representations and warranties qualified by materiality shall be true and correct in all respects taking into account such qualification) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct only as of such date or period);

                  (c) Seller shall have executed a release substantially in the form of Exhibit E in favor of the Insurance Subsidiaries and the Insurance Subsidiaries' current and former officers and directors;

                  (d) Seller shall have contributed $15,000,000 in cash to the capital of Integrity; and

                  (e) Purchaser shall have received a certificate signed by an executive officer of Seller to the effect of Sections 6.2(a), 6.2(b) and 6.2(d).

                  (f) Since September 30, 1999, except as set forth on Schedule 3.4, there shall not have occurred any event, change or development which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (g) The officers and employees of the Insurance Subsidiaries set forth on Schedule 6.2(g) shall have executed and delivered to Purchaser employment agreements in form and substance satisfactory to Purchaser in its sole discretion.

            6.3 Conditions to Obligation of Seller. The obligation of Seller to consummate the sale of Shares and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following additional conditions:

                  (a) Purchaser shall have performed in all material respects the covenants and obligations required to be performed by it under this Agreement at or prior to the Closing Date;

                  (b) the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (except representations and warranties qualified by materiality shall be true and correct in all respects taking into account such qualification) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct only as of such date or period);

                  (c) Seller shall have received a certificate signed by an executive officer of Purchaser to the effect of Sections 6.3(a) and (b).

            6.4 Frustration of Closing Conditions. Neither Seller nor Purchaser may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure is due to the failure of such party to perform or observe its covenants and agreements hereunder, including its obligation to use reasonable best efforts to consummate the transactions contemplated by this Agreement.

                                    ARTICLE 7

                                   TERMINATION

            7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing.

                  (a) By the mutual written consent of Purchaser and Seller;

                  (b) By Purchaser or Seller:

                        (i) (A) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i)(A) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (B) if a court of competent jurisdiction or other Governmental Entity shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such Order or other action shall have become final and nonappealable;

                        (ii) within five days following January 31, 2000, if the Overbid Procedures Order shall not have been entered by the Bankruptcy Court on or prior to such date;

                        (iii) within five days following April 15, 2000, if the
      Section 363/365 Order shall not have been entered by the Bankruptcy Court on or prior to such date; or

                        (iv) if the Closing shall not have occurred on or before April 30, 2000;

provided, however, that the right to terminate this Agreement under Section 7.1(b)(ii), (iii) or (iv) shall not be available to any party whose failure to fulfill materially any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (c) By Seller, if the Board of Directors of Seller has withdrawn, modified or changed in a manner adverse to Purchaser its approval or recommendation of this Agreement in order to approve and permit Seller to execute a definitive agreement relating to an Overbid and this action has been approved by the Bankruptcy Court in accordance with Section 5.5;

                  (d) By Purchaser or Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach by its nature, cannot be cured prior to the Closing;

                  (e) By Purchaser or Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing; or

                  (f) By Purchaser, if a rehabilitation proceeding is commenced against either of the Insurance Subsidiaries by the insurance regulators in Ohio or New York having jurisdiction over such Insurance Subsidiary.

            7.2 Procedure for and Effect of Termination. In the event that this Agreement is terminated by Purchaser or Seller pursuant to Section 7.1, written notice of such termination and abandonment shall forthwith be given to the other party and, subject to the next sentence, this Agreement shall terminate and the transactions contemplated shall be abandoned without any further action. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement except (a) with respect to the willful breach by any party hereto, and
(b) this Section 7.2, Section 7.3, Article 8 and the last sentence of Section 5.2, shall survive the termination of this Agreement. In addition to any other available remedy at law or in equity, if this Agreement is terminated as a result of a material breach by Seller or Purchaser, then Seller or Purchaser, respectively, shall indemnify and hold harmless the other party and each of such other party's Affiliates, officers, directors, employees and agents (the "Indemnified Parties") for any and all losses, costs, damages or expenses (including reasonable and documented attorneys' fees) suffered or incurred by the Indemnified Parties in connection with this Agreement or such termination.

            7.3 Termination Fee; Expense Reimbursement.

                  (a) Termination Fee.

                        (i) Seller agrees and acknowledges that Purchaser's negotiation and execution of this Agreement have resulted from an investment of management time and has required a commitment of financial and other resources by Purchaser, and that the negotiation and execution have provided value to Seller and the Insurance Subsidiaries. Therefore, if an Overbid Event (as defined below) occurs, Seller shall pay $3,579,000 to Purchaser as a termination fee (the "Termination Fee"); provided, that Seller shall not be obligated to pay such Termination Fee if, prior to the occurrence of the Overbid Event, this Agreement has validly been terminated hereunder other than pursuant to Section 7.1(c). The Termination Fee shall constitute an administrative expense of Seller under sections 503(b) and 507 (a)(1) of the Bankruptcy Code.

                        (ii) An "Overbid Event" is the occurrence of any of the following:

                              (A) The termination of this Agreement pursuant to
            Section 7.1(c); or

                              (B) The execution by Seller, or any trustee in
            bankruptcy for Seller, of an agreement with any party other than Purchaser providing for (i) the sale of the Acquired Business, including through a sale of over 50% of the equity interest in Seller or through a merger or other business combination involving Seller or the Insurance Subsidiaries, or (ii) a sale of all or substantially all of the assets of the Acquired Business to a purchaser, or to several purchasers in substantially simultaneous sales (an "Alternative Transaction").

                        (iii) Seller shall pay the Termination Fee required by clause (i) above simultaneously with the closing of, and with the proceeds from, any such Alternative Transaction, except that, if the proceeds from such Alternative Transaction are insufficient to pay the Termination Fee, Seller shall pay the remaining balance of the Termination Fee from other sources. Seller's obligation to pay the Termination Fee shall constitute an administrative expense of Seller under sections 503(b) and 507(a)(1) of the Bankruptcy Code.

                  (b) Expense Reimbursement. The parties acknowledge that Seller has on the date hereof reimbursed Purchaser for $250,000 of its reasonable and documented costs and expenses ("Expenses") incurred prior to the date hereof. Upon the execution of this Agreement, Seller shall reimburse Purchaser for all Expenses incurred and not previously reimbursed hereunder, such reimbursement not to exceed, when aggregated with all Expenses previously reimbursed hereunder, $500,000. From and after the date hereof until the Closing Date, Seller shall reimburse Purchaser for all Expenses incurred and not previously reimbursed hereunder, such reimbursement not to exceed, when aggregated with all Expenses previously reimbursed hereunder, $500,000. Subject to Bankruptcy Court approval, each such reimbursement will be made by Seller within ten Business Days of submission by Purchaser of an itemized statement reflecting such expenses.

                  (c) Overbid Expense Reimbursement. If an Overbid Event occurs and a Termination Fee is payable to Purchaser pursuant to clause (a) above, then Seller shall reimburse Purchaser for all of its Expenses incurred in furtherance of this Agreement and the transactions contemplated herein, including, without limitation, reasonable consultant fees and expenses incurred by Purchaser for services of outside counsel and consultants in negotiating this Agreement; provided, that, (i) such Expenses have not been reimbursed pursuant to clause
(b) above, and (ii) such Expenses do not in the aggregate exceed $500,000 in addition to the $500,000 referred to in (b) above. The obligation in this clause
(c) shall survive any termination of this Agreement, and shall constitute an administrative expense of Seller under sections 503(b) and 507(a)(1) of the Bankruptcy Code. Such reimbursement will be made by the Seller at such time as the

Termination Fee is payable to Purchaser within ten Business Days of submission by Purchaser of each itemized statement reflecting such actual reasonable expenses.

                                    ARTICLE 8

                                  MISCELLANEOUS

            8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by each of the parties hereto at any time prior to the Closing with respect to any of the terms contained herein. The parties shall promptly provide a copy of any such agreement to the Escrow Agent.

            8.2 Waiver of Compliance; Consents. Any failure of Purchaser or Seller to comply with any obligation, covenant, agreement or condition herein may be waived by Purchaser or Seller, respectively, only by a written instrument signed by the party granting such waiver, a copy of which shall be promptly forwarded by the parties to the Escrow Agent, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.2.

            8.3 Survival. The respective representations and warranties of the parties contained herein shall not survive the Closing; except that the representations and warranties of Seller regarding the Insurance Subsidiaries and the Acquired Assets shall survive the Closing until the date that is 18 months following the Closing Date. All covenants and agreements made by the parties to this Agreement which contemplate performance following the Closing Date shall survive the Closing Date.

            8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopier (with a confirmed receipt thereof) or registered or certified mail (postage prepaid, return receipt requested), and on the next business day when sent by overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)   if to Purchaser, to:

                        The Western and Southern Life Insurance Company 400 Broadway
                        Cincinnati, OH 45202
                        Attention:  Donald J. Wuebbling

                        Telecopier:  (513) 629-1044

                        with a copy to:

                        LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                        125 West 55th Street
                        New York, NY  10019
                        Attention:  Stephen G. Rooney and Irena Goldstein
                        Telecopier:  (212) 424-8500

                  (b)   if to Seller, to:

                        ARM Financial Group, Inc.
                        515 West Market Street
                        Louisville, Kentucky  40202
                        Attention:   Chief Executive Officer
                        Telecopier   (502) 540-2830

                        with copies to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, NY 10019-6064
                        Attention:  Alan W. Kornberg and Judith R. Thoyer
                        Telecopier:  (212) 757-3990

            8.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, without the prior written consent of the other parties.

            8.6 Expenses. Subject to Section 7.3, whether or not the transactions contemplated hereby are consummated, all fees, charges and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, charges or expenses.

            8.7 Governing Law. This Agreement shall be governed by and construed in accordance with applicable federal law and the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the choice of law principles thereof.

            8.8 SUBMISSION TO JURISDICTION, VENUE; WAIVER OF JURY TRIAL. EACH PARTY HERETO AGREES THAT IT SHALL BRING

ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE BANKRUPTCY COURT. WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY ANY PARTY HERETO, EACH PARTY HERETO (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE BANKRUPTCY COURT, (III) WAIVES ANY OBJECTION THAT THE BANKRUPTCY COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY HERETO, (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE HEREWITH AND (V) WAIVES ANY RIGHT TO A TRIAL BY JURY.

            8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.10 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

            8.11 Entire Agreement. This Agreement (including the schedules, exhibits, documents or instruments referred to herein), the Settlement Agreements, the Confidentiality Agreement and the Value Confidentiality Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

            8.12 No Third Party Beneficiaries. Except as provided in Section 5.7, this Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto.

            8.13 Schedules. The disclosure of any items in the Schedules to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement, but shall expressly not be deemed to constitute an admission by either party, or to otherwise imply or concede, that any such item is material.

            8.14 No Implied Representations. Except as expressly provided in
Article 3 or 4, neither Seller nor Purchaser has made or intends to make hereby any representation or warranty of any kind, whether express or implied, to the other party or its Affiliates in respect to the Acquired Assets or the transactions contemplated hereby.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                              THE WESTERN AND SOUTHERN LIFE
                                INSURANCE COMPANY

                              By: /s/ John F. Barrett
                                  -------------------
                                  Name:  John F. Barrett
                                  Title: President and Chief Executive Officer

                              By: /s/ Donald J. Wuebbling
                                  -----------------------
                                  Name:  Donald J. Wuebbling
                                  Title: Senior Vice President


                              ARM FINANCIAL GROUP, INC.

                              By: /s/ John R. Lindholm
                                  --------------------
                                  Name:  John R. Lindholm
                                  Title: Office of the President


                              INTEGRITY HOLDINGS, INC.

                              By: /s/ John R. McGeeney
                                  --------------------
                                  Name:  John R. McGeeney
                                  Title: Office of the President

                                                                       EXHIBIT B

                            FORM OF ESCROW AGREEMENT

            ESCROW AGREEMENT (this "Escrow Agreement"), dated as of _______________, among THE WESTERN AND SOUTHERN LIFE INSURANCE COMPANY, a mutual insurance corporation (the "Purchaser"), ARM FINANCIAL GROUP, INC., a Delaware corporation ("ARM"), INTEGRITY HOLDINGS, INC., a Delaware corporation and a wholly-owned subsidiary of ARM, (the "Insurance Holdco" and, together with ARM, the "Seller"), GENAMERICA CORPORATION, a Missouri corporation ("GenAm Corp"), GENERAL AMERICAN LIFE INSURANCE COMPANY, a stock insurance company domiciled in Missouri ("GenAmerican", and together with GENAM CORP., "GenAm"), THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a __________ ("Equitable"), and ______________, a _________________, as escrow agent (the "Escrow Agent"). Each of Purchaser, Seller, GenAm and Equitable are sometimes referred to herein collectively as the "Escrow Beneficiaries."

            The Purchaser and the Seller are parties to a Purchase Agreement, dated as of December [ ], 1999 (as may be amended from time to time in accordance therewith, the "Purchase Agreement"), pursuant to which, among other things, the Purchaser is acquiring all of the issued and outstanding shares of capital stock of Integrity Life Insurance Company, an Ohio stock life insurance company ("Integrity").

            The Purchaser, the Seller, GenAm and Equitable are parties to a Settlement Agreement, dated as of December 1, 1999 (the "Settlement Agreement"), pursuant to which, among other things, GenAm has discharged certain obligations of the Seller and Integrity and GenAm and Equitable have each contributed certain funds to Integrity.

            The Purchase Agreement provides for the payment and delivery by the Purchaser of funds into the escrow account hereby established, to be held and dealt with by the Escrow Agent as herein provided.

            Certain terms used herein are defined in Section 11.1. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Purchase Agreement.

            Accordingly, the parties agree as follows:

            1. Establishment of Escrow Account. Simultaneously with the execution and delivery of this Escrow Agreement, the sum of $119,300,000 is being deposited with the Escrow Agent (the "Deposit"), by wire transfer of immediately available funds, receipt of which is hereby acknowledged by the Escrow Agent. Such Deposit, and any amounts deposited with the Escrow Agent from time to time by Purchaser pursuant to the Purchase Agreement, as such Deposit and other amounts are from time to time invested and reinvested as herein provided, less any distributions or payments made pursuant hereto, is referred to herein as the "Escrow Account." The

Escrow Agent will hold, invest and dispose of the Escrow Account, and any income or interest earned or accrued with respect thereto, in accordance with the terms and conditions hereof.

            2. Investment of the Escrow Account; Reporting.

                  (a) Investment.

                  (a) The Escrow Agent, as directed in writing by the Seller, shall invest any or all of the Escrow Account, and any undistributed income or interest earned or accrued with respect thereto, in any of the following: [(i) obliga tions issued or guaranteed by the United States of America or any agency or instrumentality thereof, (ii) certificates of deposit (including money market certificates and similar instruments) of or accounts with national banks, holding companies of national banks or corporations endowed with trust powers having, in any case, capital and surplus in excess of $100,000,000 at the time of investment, (iii) commercial paper at the time of investment rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investor's Service, Inc.,
(iv) obligations issued by any state or municipality of the United States, and
(v) money market funds substantially all of whose funds are invested in any of the foregoing.](1)

                  (b) The Escrow Agent shall have no liability for any loss sustained by the Escrow Account by reason of any investment made in accordance with this Section 2.1 or for any failure to invest all or any part of the Escrow Account.

                  (b) Monthly Statements. As soon as practicable following the end of each month during the term of this Escrow Agreement, the Escrow Agent shall deliver to the Escrow Beneficiaries a statement (a "Monthly Statement") setting forth: (a) the Value of the Escrow Account at such date, (b) the amount of income or interest earned or accrued with respect thereto during the period covered by such Monthly Statement, including a good faith calculation of the average rate of return earned on the Escrow Account during the period covered by such Monthly Statement and during the period from the date hereof to the end of such month, (c) the amounts paid by Purchaser to the Escrow Account pursuant to the Purchase Agreement with respect to the period covered by such Monthly Statement, and (d) the amounts owed or paid to the Escrow Beneficiaries pursuant hereto with respect to the period covered by such Monthly Statement.

                  (c) Reinvestment of Income. Any income or interest of the Escrow Account earned or accrued shall be accumulated and reinvested in accordance with Section 2.1.

            3. Term. This Agreement shall terminate on the date (the "Termination Date") that is the earliest of (a) the date upon which all funds in the Escrow Account have been distributed in accordance herewith and no funds remain in the Escrow

--------
(1)   To be determined by the parties.

Account; (b) the 18-month anniversary of the Closing Date; provided there are no Pending Indemnity Claims as of such date; and (c) following such anniversary, the first date upon which there are no Pending Indemnity Claims.

            4. Distributions Prior to Final Accounting Payment Date.

                  (i) Surplus Adjustment. On the Surplus Adjustment Payment Date, the Escrow Agent shall pay from the Escrow Account to Purchaser (to such account or accounts as Purchaser shall have designated in the Surplus Adjustment Notice) an amount equal to the Reduced Surplus Adjustment set forth in the Surplus Adjustment Notice, including interest thereon computed in accordance with Section 2.10(e) of the Purchase Agreement.

                  (ii) Liquidation Adjustment.

                        (1) Within two Business Days of the receipt by the Escrow Agent of any Loss Payment Notice, the Escrow Agent shall pay from the Escrow Account to Purchaser (to such account or accounts as Purchaser shall have designated in such Loss Payment Notice), an amount equal to the Loss Payment Amount.

                        (2) On the Final Liquidation Adjustment Payment Date, the Escrow Agent shall pay from the Escrow Account to Purchaser (to such account or accounts as Purchaser shall have designated in the Liquidation Adjustment Certificate) an amount equal to the Final Liquidation Adjustment set forth in the Liquidation Adjustment Certificate, including interest thereon computed in accordance with Section 2.11(j) of the Purchase Agreement.

                  (iii) Indemnity Adjustment. Within two Business Days of receipt by the Escrow Agent of an Approved Indemnity Payment Notice, an Indemnity Settlement Notice or an Indemnity Judgment Notice (each, a "Notice"), the Escrow Agent shall pay to the Purchaser from the Escrow Account (to such account or accounts as Purchaser shall have designated in such Notice), an amount equal to the amount set forth in such Notice, including interest thereon computed in accordance with Section 2.12(f) of the Purchase Agreement.

            5. Distribution on Final Accounting Payment Date. On the Final Accounting Payment Date, the Escrow Agent shall distribute all funds remaining in the Escrow Account on the Final Accounting Payment Date, but only to the extent such funds exceed the sum of $10,000,000 plus the Aggregate Reserve Amount set forth in the Reserve Certificate and only after payment to Purchaser of any Loss Payments due under Section 2.11(i) of the Purchase Agreement, as follows:

                  First, to the Escrow Agent, for any amounts due and payable to the Escrow Agent under this Escrow Agreement as of the Final Accounting Payment Date;

                  Second, to GenAm and Equitable (to such respective accounts as GenAm and Equitable shall have designated in writing before the Final Accounting Payment Date), the Ratable Share of the total amount available to be distributed pursuant to this paragraph, which amounts shall be paid on account of the GenAm Contribution and the Equitable Contribution, respectively; provided, that, in no event shall (x) the amount so distributed to GenAm (the "First GenAm Payment Amount") exceed the sum (the "GenAm Limit") of $17,853,512, plus interest accrued thereon from the Closing Date until, but not including, the Final Accounting Payment Date at a rate equal to the Escrow Rate as of the Final Accounting Payment Date or (y) the amount so distributed to Equitable (the "First Equitable Payment Amount") exceed the sum (the "Equitable Limit") of $1,000,000, plus interest accrued thereon from the Closing Date until, but not including, the Final Accounting Payment Date at a rate equal to the Escrow Rate as of the Final Accounting Payment Date; and

                  Third, to Seller (to such account or accounts as Seller shall have designated in writing before the Final Accounting Payment Date), any remaining funds in partial payment of the Purchase Price.

            6. Distribution on Escrow Termination Date. On the Escrow Termination Date, the Escrow Agent shall distribute all funds remaining in the Escrow Account on such date as follows:

                  First, to the Escrow Agent, for any amounts due and payable to the Escrow Agent under this Escrow Agreement as of the Escrow Termination Date;

                  Second, to Purchaser (to such account or accounts as Purchaser shall have designated in writing before the Escrow Termination Date), for payment of any amounts due to Purchaser pursuant to Section 4 hereof, but only to the extent not previously paid, which amount shall be paid as a reduction in Purchase Price;

                  Third, to GenAm and Equitable (to such respective accounts as GenAm and Equitable shall have designated in writing before the Escrow Termination Date), the Ratable Share of the total amount available to be distributed pursuant to this paragraph, which amounts shall be paid in full satisfaction and discharge of the GenAm Contribution and the Equitable Contribution respectively; provided, that, in no event shall (x) the amount so distributed to GenAm exceed the difference between the GenAm Limit and the First GenAm Payment Amount or (y) the amount so distributed to Equitable exceed the difference between the Equitable Limit and the First Equitable Payment Amount; and

                  Fourth, to Seller, at such account or accounts as Seller shall have designated in writing before the Escrow Termination Payment Date, any remaining funds for payment in full of the Purchase Price as adjusted herein.

            7. The Escrow Agent.

                  (a) Liability of the Escrow Agent. The Escrow Agent shall have no liability or obligation with respect to the Escrow Account except for the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping, investment and disbursement of the amounts in the Escrow Account in accordance with the terms of this Escrow Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe (a) to be genuine, (b) to have been signed or presented by the person or parties purporting to sign the same, and (c) to conform to the provisions of this Escrow Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Account or this Escrow Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Purchaser and the Seller shall each promptly pay, upon demand, one-half of the reasonable and documented fees and expenses of any such counsel.

                  (b) Indemnification of Escrow Agent.

                        (i) From and at all times after the date of this Escrow Agreement, the Purchaser and the Seller, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the "Indemnified Parties") against any and all losses incurred by or asserted against any of the Indemnified Parties from and after the date hereof, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party promptly shall notify the Purchaser and the Seller in writing, and the Purchaser and the Seller shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party unless (i) the Purchaser and/or the Seller agree to pay such fees and expenses, (ii) the Purchaser and/or the Seller shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Purchaser and/or the Seller, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Purchaser and/or the Seller. All such fees and expenses payable by the Purchaser and/or the Seller pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses of the Indemnified Parties shall be payable 50% by the Purchaser and 50% by the Seller, jointly and severally, upon demand by such Indemnified Party. The obligations of the Purchaser and the Seller under this Section 7.2 shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

                        (ii) The parties agree that neither the payment by the Purchaser or the Seller of any claim by the Escrow Agent for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent from the Escrow Account in respect of a claim by the Escrow Agent for indemnification shall impair, limit, modify or affect, as between the Purchaser and the Seller, the respective rights and obligations of the Purchaser, on the one hand, and the Seller, on the other hand, under the Purchase Agreement.

            8. Resignation; Successor Escrow Agent.

                  (a) Resignation. The Escrow Agent may resign at any time by giving 30 days' notice of such resignation to the Purchaser and the Seller. Thereafter, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Account (and all undistributed interest or income earned or accrued with respect thereto) as depositary. In such event, the Escrow Agent shall not take any action until the Purchaser and the Seller have designated a banking corporation, trust company or any other person mutually acceptable to them as successor Escrow Agent. Upon receipt of joint written instructions from the Purchaser and any of the Seller expressly indicating that a successor Escrow Agent has been appointed, the Escrow Agent shall promptly deliver the Escrow Account (and all undistributed interest or income earned or accrued with respect thereto) to such successor Escrow Agent and shall thereafter have no further obligations hereunder.

                  (b) Termination. The Purchaser and the Seller together may terminate the appointment of the Escrow Agent hereunder upon notice to the Escrow Agent specifying the date upon which such termination shall take effect (the "Termination Notice"). In the event of such termination, the Purchaser and the Seller shall, within 30 days of the date specified in the Termination Notice, jointly appoint a successor Escrow Agent and upon receipt of joint written instructions from the Purchaser and any of the Seller expressly indicating that a successor Escrow Agent has been appointed, the Escrow Agent shall turn over to such successor Escrow Agent the Escrow Account (and all undistributed interest or income earned or accrued with respect thereto). Upon receipt of the Escrow Account, the successor Escrow Agent shall thereupon be bound by all of the provisions hereof.

                  (c) Suspension of Performance; Disbursement into Court.

                        (i) If, at any time, the Escrow Agent is unable to determine, to the Escrow Agent's reasonable satisfaction, the proper disposition of any portion of the Escrow Account or the Escrow Agent's proper actions with respect to its obligations hereunder, or if the Purchaser and the Seller have not, within 30 days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 10.1(a) or within 30 days of the date of termination specified in a Termination Notice, appointed a successor Escrow Agent to act hereunder, then the Escrow Agent may, in its discretion, either:

                              (1) suspend the performance of any of its
obligations under this Escrow Agreement until such uncertainty shall be resolved to the reasonable satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided, however, that Escrow Agent shall continue to hold the Escrow Account (and all undistributed interest and income earned or accrued with respect thereto) as depository; or

                              (2) petition (by means of an interpleader action
or any other appropriate method) the Bankruptcy Court for instructions with respect to such uncertainty, and pay into such court all funds held by it in the Escrow Account for holding and disposition in accordance with the instructions of such court.

                        (ii) The Escrow Agent shall have no liability to the Purchaser or the Seller or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Account or any delay in or with respect to any other action required or requested of the Escrow Agent.

            9. Escrow Agent Fees and Expenses. The Purchaser, on the one hand, and the Seller, on the other hand, shall each pay one-half of the total fees and expenses of the Escrow Agent for the Escrow Agent's services hereunder, which shall be as set forth on Schedule 1 attached hereto.(2)

--------
(2)   Proposal to come from Escrow Agent.

            10. Secondary Obligations. Notwithstanding anything to the contrary contained herein, all obligations of the Purchaser and the Seller to the Escrow Agent and the other Indemnified Parties in accordance with Sections 7 through 9 thereof shall be satisfied first from the Escrow Account, and only after no funds are remaining in the Escrow Account shall such obligations be satisfied by the Purchaser and the Seller directly.

            11. Miscellaneous.

                  (a) Certain Definitions.

                        (i) As used in this Escrow Agreement, the following terms have the following meanings:

      "person" means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

      "Value" with respect to the Escrow Account or any asset thereof as at any date, means the aggregate face amount thereof determined by the Escrow Agent, whose determination with respect thereto, unless manifestly erroneous, shall be final.

                  (b) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight delivery via a national courier service or by facsimile to the respective parties as follows:(3)

                        (i) if to the Purchaser, to:

                              The Western and Southern Life
                              Insurance Company
                              400 Broadway
                              Cincinnati, Ohio 45202
                              Attention:
                              Telephone:
                              Facsimile:

                            with a copy to:

                              LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                              New York, NY  10019-5389
                              Attention: Stephen G. Rooney
                                         and Irena Goldstein

----------
(3)   Information to be completed by Closing.

                            Telephone: (212) 424-8000
                            Facsimile: (212) 424-8500

                       (ii) if to the Seller, to:

                            ARM Financial Group, Inc.
                            515 West Market Street
                            Louisville, Kentucky 40202
                            Attention: Chief Executive Officer
                            Telecopier: (302) 540-2830

                        with a copy to:

                            Paul, Weiss, Rifkind, Wharton & Garrison
                            1285 Avenue of the Americas
                            New York, New York 10019-6064
                            Attention: Alan W. Kornberg and
                                       Judith R. Thoyer
                            Telephone: (212) 373-3000
                            Facsimile: (212) 757-3990

                        (c) if to GenAm to:

                            [To Come]

                            with a copy to:

                              Dewey Ballantine
                              1301 Avenue of the Americas
                              New York, NY 10019-6092
                              Attention:  Jeff Liebman
                              Telephone: (212) 259-8000
                              Facsimile: (212) 259-6333

                        (d) if to Equitable to:

                            [To Come]

                            with a copy to:

                              Mitchell Williams Selig Gates & Woodyard
                              425 West Capital Avenue
                              Suite 1800
                              Little Rock, AK 72201-3525
                              Attention: Rick Campbell
                              Telephone: (501) 688-8882

                            Facsimile: (501) 688-8807

Each such notice or other communication shall be effective (i) if delivered in person, when such delivery is made at the address specified in this Section 11.2, (ii) if delivered by overnight courier, the next business day after such notice or other communication is sent to the address specified in this Section 11.2, or (iii) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 11.2 and the appropriate confirmation is received. Any party may, by notice given in accordance with this
Section 11.2, designate another address or Person for receipt of notices hereunder.

                  (c) Entire Agreement. This Escrow Agreement is entered into and delivered pursuant to the Purchase Agreement and as such contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  (d) Waivers and Amendments. Any failure of the Purchaser or the Seller to comply with any obligation, covenant, agreement or condition herein may be waived by the Purchaser or the Seller, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.4. Subject to applicable law, this Escrow Agreement may be amended, modified or supplemented only by a written agreement signed by each of the parties hereto other than, if GenAm shall have received the GenAm Limit pursuant to Section 5 and/or Section 6, GenAm and (b) if Equitable shall have received the Equitable Limit pursuant Section 5 and/or
Section 6, Equitable.

                  (e) Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of Delaware applicable to agreements made and to be performed entirely within Delaware.

                  (f) SUBMISSION TO JURISDICTION, VENUE; WAIVER OF JURY TRIAL. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS ESCROW AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE BANKRUPTCY COURT. WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY ANY PARTY HERETO, EACH PARTY HERETO (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE BANKRUPTCY COURT, (III) WAIVES ANY OBJECTION THAT THE BANKRUPTCY COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY

PARTY HERETO, (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE HEREWITH AND (V) WAIVES ANY RIGHT TO A TRIAL BY JURY.

                  (g) Binding Effect; Assignment. This Escrow Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise permitted herein, neither this Escrow Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, without the prior written consent of the other parties.

                  (h) Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Escrow Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes," and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

                  (i) Sections and Sections. All references herein to Sections and Sections shall be deemed references to such parts of this Escrow Agreement, unless the context shall otherwise require.

                  (j) Headings. The headings in this Escrow Agreement are for reference only, and shall not affect the interpretation of this Escrow Agreement.

                  (k) Interpretation. The Section headings contained in this Escrow Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                  (l) Severability of Provisions. If any provision or any portion of any provision of this Escrow Agreement shall be held invalid or unenforce able, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby. If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

                  (m) Counterparts. This Escrow Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

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
                                                                              13


            IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

                            THE WESTERN AND SOUTHERN LIFE
                            INSURANCE COMPANY

                            By:
                                -------------------------------------
                                Name:
                                Title:


                            ARM FINANCIAL GROUP, INC.

                            -----------------------------------------
                            Name:
                            Title:


                            INTEGRITY HOLDINGS, INC.

                            -----------------------------------------
                            Name:
                            Title:


                            GENAMERICA CORPORATION

                            By:
                                -------------------------------------
                                Name:
                                Title:


                            GENERAL AMERICAN LIFE
                            INSURANCE COMPANY

                            By:
                                -------------------------------------
                                Name:
                                Title:

                            THE EQUITABLE LIFE ASSURANCE
                            SOCIETY OF THE UNITED STATES

                            By:
                                -------------------------------------
                                Name:
                                Title:


                            [ESCROW AGENT]

                            By:
                                -------------------------------------
                                Name:
                                Title: